UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

FACTSET RESEARCH SYSTEMS INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 30, 2020

Dear FactSet Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of FactSet Research Systems Inc., which will be held on Thursday, December 17, 2020, at 3:00 PM (Eastern Time). Our Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively online via live webcast.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Your vote is important. Whether or not you plan to attend the meeting, you are requested to complete, sign, date and promptly return the enclosed proxy card in the envelope provided or through Internet or telephone voting. Your proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this Proxy Statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm or other nominee or fiduciary such as a bank, please follow the instructions you receive from such brokerage firm or other nominee or fiduciary to vote your shares.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support and loyalty.

Sincerely,

F. Philip Snow
Chief Executive Officer

FACTSET RESEARCH SYSTEMS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 17, 2020
3:00 PM Eastern Time

Dear Stockholder:

The 2020 Annual Meeting of Stockholders of FactSet Research Systems Inc., a Delaware corporation, will be held virtually via live webcast on Thursday, December 17, 2020, at 3:00 PM (Eastern Time) for the following purposes:
1.To elect five directors to the Board of Directors.
2.To ratify the appointment of the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2021.
3.To vote on a non-binding advisory resolution to approve the compensation of our named executive officers.

To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record at the close of business on October 22, 2020, are entitled notice of, and to vote at, this Annual Meeting.

In light of public health concerns resulting from the global COVID-19 pandemic, this year’s Annual Meeting will be a virtual meeting to be held via live webcast over the Internet. We believe the use of the Internet to host the Annual Meeting will enable expanded stockholder participation. You will be able to attend the Annual Meeting, submit your questions and, if you are a record holder of our common stock or proxy for a record holder, vote your shares during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/FDS2020 and entering your 16-digit control number.

We are pleased to take advantage of the Securities and Exchange Commission rules again this year that allow us to furnish these proxy materials, including our Annual Report on Form 10-K, to stockholders on the Internet. We believe that posting these materials on the Internet expedites stockholders’ receipt of the information that they need, while lowering the costs of printing and delivery and reducing the environmental impact of the Annual Meeting. We mailed to stockholders of record and beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access these proxy materials, including our Annual Report on Form 10-K, on the Internet, as well as how to vote by Internet, telephone and mail.

To request and receive a free paper copy of the proxy materials, please call 1-800-579-1639 and follow the instructions to log in and order the materials by mail, or you may request a copy by email at sendmaterial@proxyvote.com with “Proxy Materials FactSet Research Systems Inc.” in the subject line, or by logging onto www.proxyvote.com and clicking “Cast Your Vote” or “Request Materials.” We encourage you to record your vote via the Internet as it is convenient and saves on printing costs.

As a stockholder of FactSet, your vote is important. Whether or not you plan to attend the virtual Annual Meeting, it is important that you vote as soon as possible to ensure that your shares are represented.

BY ORDER OF THE BOARD OF DIRECTORS

Rachel R. Stern
Executive Vice President, Chief Legal Officer, Global Head of Strategic Resources and Secretary
Norwalk, Connecticut
October 30, 2020

Nonqualified Deferred Compensation	56
Employee Benefit Plans	56
Potential Payments upon Termination or Change in Control	56
CEO Pay Ratio	59
Proposal 3: Advisory Vote on Executive Compensation	60
Security Ownership of Certain Beneficial Owners and Management	61
Beneficial Owners	61
Directors and NEOs	62
Section 16(a) Beneficial Ownership Reporting Compliance	63
Equity Compensation Plan Information	63
Certain Relationships and Related Transactions	63
Other Matters	64
Stockholder Proposals and Stockholder Nomination of Directors	64
Delivery of Documents to Stockholders Sharing an Address	64
Other Business	64

FACTSET RESEARCH SYSTEMS INC.
45 Glover Avenue, Norwalk, CT 06850

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING

ANNUAL MEETING OVERVIEW

Purpose of Meeting

The Board of Directors of FactSet Research Systems Inc. (“FactSet” or the “Company”) delivers this Proxy Statement and voting instructions in connection with the solicitation of proxies, which will be voted at the Annual Meeting of Stockholders of FactSet (the “Meeting”). The Meeting will be held virtually via live webcast at 3:00 PM (Eastern Time) on Thursday, December 17, 2020, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).

This year, in light of public health concerns resulting from the global COVID-19 pandemic, the Meeting will be held as a virtual meeting of stockholders via live webcast over the Internet. This means that you will be able to attend the Meeting, submit questions and, if you are a record holder of our shares or a proxy for a record holder, vote your shares during the Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/FDS2020 and entering your 16-digit control number. The Proxy Statement was made available to our stockholders on or about October 30, 2020. The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice. Each proposal is described in more detail in this Proxy Statement.

Record Date and Share Ownership

The only outstanding voting security of FactSet is our common stock, $0.01 par value per share. Stockholders of record at the close of business on October 22, 2020, will be entitled to vote at the Meeting on the basis of one vote for each share of FactSet common stock held. On October 22, 2020, there were 37,991,892 shares of FactSet common stock outstanding.

Submitting and Revoking Your Proxy

If you complete and submit your proxy, the persons named as proxies will follow your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote your shares as follows:
1.To elect five directors to the Board of Directors;
2.To ratify the appointment of the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2021; and
3.To approve, by non-binding vote, the compensation of our named executive officers.

In addition, if other matters are properly presented for voting at the Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for vote at the Meeting. Your stockholder vote is important. Stockholders of record may vote their proxies by Internet, telephone or mail. Stockholders who execute proxies may revoke them at any time before they are exercised by written notice to the Secretary of the Company at or prior to the Meeting by timely delivery of a valid, later-dated proxy or by voting by ballot at the Meeting. We will bear the cost of the solicitation of proxies.

Expenses of Solicitation

We will bear the entire cost of preparing, printing and mailing this Notice and Proxy Statement, the proxy card, our 2020 Annual Report on Form 10-K (the “Annual Report”) and any additional solicitation material that we may provide to stockholders, which is estimated to be approximately $225,000. The solicitation of proxies will be conducted primarily by mail, but may also include Internet, telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without

2020 Proxy Statement 1

special compensation. If you have any questions or wish to receive additional copies of our 2020 Proxy Statement or Annual Report, please contact our Investor Relations Department at 1-203-810-1000 or through the website at https://investor.factset.com. We can also receive correspondence through the mail at 45 Glover Avenue, Norwalk, CT 06850.

Availability of FactSet’s Fiscal 2020 Annual Report on Form 10-K

We will mail, upon written request, and without charge, a copy of our Fiscal 2020 Annual Report, including our consolidated financial statements, schedule and list of exhibits. Requests should be sent to: FactSet Research Systems Inc., Attn: Investor Relations, 45 Glover Avenue, Norwalk, CT 06850. Our Annual Report is also available at https://investor.factset.com.

Householding

If you hold your shares through a bank, broker or other holder of record and share a single address and same last name with another stockholder, you may have received notice that only one Proxy Statement and Annual Report will be sent to your address unless you instructed the holder of record to the contrary. This practice, known as “householding," reduces multiple mailings to your household and also reduces our printing and postage costs. If you wish to revoke your consent to "householding" for future mailings, you may contact Broadridge via phone at 1-866-540-7095 or via mail at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

VOTING INFORMATION

Why am I receiving these proxy materials?

Our Board of Directors (the “Board”) is asking for your proxy for use at the Meeting, to be held virtually, on Thursday, December 17, 2020 at 3:00 PM (Eastern Time), and at any adjournment or postponement of the Meeting. As a stockholder, you are invited to attend the Meeting via live webcast over the Internet and are entitled to and requested to vote on the items of business described in this Proxy Statement.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We ask our stockholders to instruct the proxy how to vote so that all shares of common stock may be voted at the Meeting even if the holders do not attend the Meeting.

Who is soliciting my vote?

The Board is soliciting your vote.

When were the enclosed solicitation materials first given to stockholders?

We are initially mailing the Proxy Statement, proxy card and Notice to our stockholders on or about October 30, 2020.

What is the purpose of the Meeting?

The Meeting will be held for the following purposes:
•To elect five directors to the Board of Directors;
•To ratify the appointment of the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2021; and
•To vote on a non-binding advisory resolution to approve the compensation of our named executive officers.

What are the Board of Director’s recommendations?

Our Board recommends that you vote:
•FOR the election of each director nominee named in this Proxy Statement (Proposal 1);
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending August 31, 2021 (Proposal 2); and
•FOR the approval of a non-binding advisory resolution regarding the compensation awarded to our named executive officers (Proposal 3).
2 2020 Proxy Statement

How do I vote?

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing,
c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

For stockholders whose shares are registered in their own names, as an alternative to voting at the Meeting, you may vote via the Internet, by telephone, or for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Meeting in the manner you direct. If your proxy card is properly completed and received, and if it is not revoked, before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy card. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted

•FOR the election of each director nominee named in this Proxy Statement (Proposal 1),

•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending August 31, 2021 (Proposal 2), and

•FOR the approval of a non-binding advisory resolution regarding the compensation awarded to our named executive officers (Proposal 3).

To our knowledge, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If your shares are held in a brokerage account, you should receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares on certain discretionary items, but not other, non-discretionary items, as determined by the New York Stock Exchange (“NYSE”). Proposal 1 (election of directors) and Proposal 3 (approval of compensation) are considered non-discretionary items and thus brokers are not permitted to vote your shares in these matters unless you provide instructions to your broker on how to vote your shares. In other words, if you have not given your broker voting instructions, your broker will not be able to vote your shares with respect to any matter other than ratification of the appointment of Proposal 2 (FactSet independent registered public accounting firm).

2020 Proxy Statement 3

How many votes does it take to pass each matter?

If a quorum is present at the Meeting, the approval of each proposal requires the number of votes described below:
•Under FactSet’s by-laws, the nominees for election as directors are elected by majority vote, meaning that in an uncontested director election when the number of votes cast “for” a director exceeds the number of votes cast “against” that director, the nominee will be elected as a director. If a director does not receive a majority vote in an uncontested election, the director shall not be elected and shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board within 90 days from the date of the election. That committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation and in determining whether to accept such offer. An incumbent director who does not receive a majority vote will continue to serve as a director until the earlier of (1) a period of 90 days from the date of the election, (2) the date upon which the Board appoints an individual to fill the office held by that director, or (3) the date of that director’s resignation.
•The ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending August 31, 2021, requires that a majority of the votes cast at the Meeting (either in person or by proxy) be voted “for” this proposal.
•The approval of a resolution regarding the compensation awarded to our named executive officers as disclosed in this Proxy Statement is a non-binding advisory vote; however, we value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

Who is entitled to vote at the Meeting and how many votes do they have?

Only holders of record of FactSet common stock at the close of business on October 22, 2020, are entitled to vote at the Meeting. Each share has one vote.

Who can attend the Meeting?

All stockholders as of October 22, 2020, or their duly appointed proxies, may attend the Meeting. In order to attend the Meeting, a stockholder must own FactSet stock on the Record Date. If your shares are held in the name of a broker, bank, custodian, nominee or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the Meeting.

What is a quorum of stockholders?

If a majority of the shares outstanding and entitled to vote on the Record Date are present, either in person or by proxy, we will have a quorum at the Meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether there is a quorum. If a broker, bank, custodian, nominee, or other record holder of FactSet common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether there is a quorum. Since there were 37,991,892 shares of common stock outstanding on October 22, 2020, the presence of holders of 18,995,946 shares is a quorum. We must have a quorum to conduct the Meeting.

Vote Tabulation

The appointed inspector of elections will tabulate votes cast by proxy or at the Meeting. If you abstain from voting on any or all proposals you will be included in the number of stockholders present at the Meeting for the purposes of determining the presence of a quorum.

4 2020 Proxy Statement

What are broker non-votes?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute broker non-votes. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as non-discretionary matters.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals have received the vote of a majority of the shares of common stock present or represented by proxy and voting at the Meeting. However, abstentions and broker non-votes could prevent the approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

What does it mean if I receive more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker or other nominee or fiduciary or you may hold your shares in different ways or in multiple names (e.g., joint tenancy, trusts, and custodial accounts). Please vote all your shares.

How do I revoke my proxy and change my vote prior to the Meeting?

If you submit the enclosed proxy card by voting using the mail, Internet or telephone procedures, you may change your vote before the Meeting. You may change your vote in one of three ways: (1) you may deliver a written notice prior to the Meeting, dated later than the proxy you want to revoke, stating that the earlier proxy is revoked, to the Secretary of FactSet Research Systems Inc., Rachel R. Stern, at 45 Glover Avenue, Norwalk, CT 06850, (2) you may complete and send in another proxy card with a later date using the mail, Internet or telephone procedures, subject to the voting deadlines set forth on the proxy card, or (3) you may attend the virtual Meeting and vote. For shares you hold beneficially or in street name, you may change your vote by submitting a later dated voting instruction form to your broker or other nominee or fiduciary in accordance with its procedures, or if you obtained a legal proxy form giving you the right to vote your shares, by attending the virtual Meeting and voting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the notice and access rules adopted by the Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our Annual Report available to our stockholders over the Internet. As a result, unless you have previously requested electronic access to our proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and Annual Report over the Internet, how to request a printed or e-mail copy of these materials and how to vote by Internet and mail. We will mail the Notice of Internet Availability of Proxy Materials on or about October 30, 2020. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares.

In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of the annual meetings on the environment. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

2020 Proxy Statement 5

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares as beneficial owners through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and we sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to FactSet or to vote at the Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the virtual Meeting. Shares for which you are the beneficial owner may be voted electronically during the virtual Meeting.

6 2020 Proxy Statement

CORPORATE GOVERNANCE

Board Qualifications and Diversity

We seek directors with diverse and solid experience in areas relevant to our business who are committed to a culture of open and inclusive communication on the Board and with management. Our directors must demonstrate strength of character, independent thought, sound judgment, integrity, professionalism, leadership, meaningful accomplishments, and business knowledge. Our directors must be committed to representing the long-term interests of FactSet’s stockholders and other stakeholders. Directors must demonstrate the ability to provide practical insights, be willing to dedicate sufficient time and energy to effectively carry out their duties (particularly considering the number of boards on which they may serve) and understand and accept the fiduciary responsibilities required of Board members. We believe that each member of the Board, including each nominee for the Board, possesses the key attributes we look for in a director, including strong and effective decision making, communication and leadership skills.

We seek to maintain a balance of perspectives, qualifications, qualities and skills on the Board, including consideration of factors such as, among other items, specific business and financial expertise desired on the Board, experience as a director of a public company, geography, age, gender, race, national origin and other diversity and inclusion factors. We believe that the Board members continuing after the Meeting, as a whole, possess the right diversity of background, experiences, qualifications and skills to oversee and address the key issues facing FactSet.

Board Leadership Structure

The Board has traditionally held that our stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, our Corporate Governance Guidelines provided that the Board may combine or separate the roles of the Chair of the Board of Directors (“Chair”) and Chief Executive Officer (“CEO”), as it deems advisable. However, in September 2020, our Board revised the Corporate Governance Guidelines to require the separation of the Chair and CEO roles, in large part as a result of the following developments that took place during fiscal 2020.

Philip A. Hadley served as our Chair from September 5, 2000 through June 23, 2020. During his term as Chair, Mr. Hadley also served as CEO from September 5, 2000 through July 1, 2015, and Mr. Hadley continued as Chair while remaining an employee of FactSet through November 1, 2018.

F. Philip Snow assumed the role of CEO on July 1, 2015, having been an employee of FactSet since 1996. The Board believes Mr. Snow’s leadership acumen combines a deep knowledge of our clients, a commitment to our employees and a vision for our continued growth.

In anticipation of Mr. Hadley's departure from the Board and his role as Chair, the Board again considered the appropriate leadership structure for the Board. The Board determined that keeping the roles of Chair and CEO separate remained in the best interest of our stockholders, and on June 23, 2020, the Board selected Robin A. Abrams, one of our independent directors, to serve as Chair. The Board feels that this structure permits Mr. Snow to focus on the management of our day-to-day operations, while Ms.

2020 Proxy Statement 7

Abrams, as Chair, will focus on developing agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board believes this leadership structure strikes an effective balance between management and independent director participation in the Board process and provides independent leadership of the Board that assists in the Board's oversight responsibilities and increases CEO accountability.

Ms. Abrams responsibilities as Board Chair include, among other things:

•Calling and presiding over all meetings of the Board and executive sessions of our independent directors.
•Discussing and establishing with the CEO the agenda for Board meetings and information to be provided to the Board.
•Reviewing the quality, quantity and timeliness of the flow of information from management to the Board so that the Board can operate effectively and responsibly perform its duties.
•Serving as a liaison between the Board and management, including holding regular update sessions with the CEO.
•Presiding over meetings of our stockholders.
•Being a point of contact for communications with our stockholders and other external stakeholders.

The Board Chair also performs such other duties as the Board may from time to time delegate to the Chair to assist the Board in the fulfillment of its responsibilities.

During the time our Chair was not an independent director, our Corporate Governance Guidelines required that the chair of our Nominating and Corporate Governance Committee, who must be an independent director, serve as Lead Independent Director. In September 2020, following the appointment of Ms. Abrams, an independent director, as Chair, the Board revised the Corporate Governance Guidelines to allow the Board the option to designate an independent Board member to serve as the Lead Independent Director, although there is no requirement that this position be filled at all times. James J. McGonigle, Chair of our Nominating and Corporate Governance Committee, served as Lead Independent Director during Mr. Hadley's term as Chair and continues to serve in this role.

The Nominating and Corporate Governance Committee periodically reviews the Board's leadership structure and, when appropriate, recommends changes to the Board's leadership structure, taking into consideration the needs of the Board and FactSet at such time.

Director Independence

Each of the directors other than Mr. Snow is independent, and the Board believes that the independent directors provide effective oversight of management.
The Board appointed Ms. Abrams, an independent director, as Chair on June 23, 2020. Mr. McGonigle, an independent director, has served as the Company’s Lead Independent Director since September 2005.
Our Corporate Governance Guidelines require the separation of the Chair and CEO roles and allow the Board the option to designate an independent Board member to serve as the Lead Independent Director, although there is no requirement that this position be filled at all times.
As Lead Independent Director, Mr. McGonigle’s responsibilities include:

•Holding regular update sessions with the Chair and other Board members, as appropriate.
•Advising the Chair as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties.
•Leading the annual Board evaluation process, in close consultation with the Chair and other directors, as appropriate.
•If the Chair is unavailable to do so, coordinating and moderating executive sessions of the Board’s independent directors and performing such other functions as may be necessary.
•Performing such other duties as the Board may from time to time delegate to the Lead Independent Director to assist the Board in the fulfillment of its responsibilities.
8 2020 Proxy Statement

The independent directors, who constitute nine of the ten current Board members and eight of the nine Board members expected to continue in their role following the Meeting, must be a majority of the directors of the Company. The independent directors meet at least four times annually, after the end of each scheduled quarterly meeting of the Board. On October 22, 2020, the Board reviewed the independence of our directors under the applicable standards of the NYSE and the NASDAQ Stock Market (“NASDAQ”). The Board determined that each director, other than Mr. Snow, qualifies as “independent” in accordance with those published listing requirements.

Business Experience and Qualifications of Board Members
The following discussion presents information about the persons who comprise FactSet’s Board of Directors, including the five nominees for election.

Robin A. Abrams

Committees:	Chair of the Board of Directors Audit Committee (Member) Nominating and Corporate Governance Committee (Member)
Term:	Nominated for a three year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2023
Director Since:	2011
Ms. Abrams, age 69, is a financial consultant who currently serves as a member of the Board of Directors of: HCL Technologies Ltd., a global offshore IT and software development company; Sierra Wireless, Inc., a leader in the design and delivery of customized connected lifestyle devices and services; and Lattice Semiconductor Corporation, a global leader in smart connectivity solutions. She also serves on the Board of Directors of the privately held company Zephyr Sleep Technologies of Canada, a developer of sleep technology. In addition, Ms. Abrams served on the board of trustees for the Anita Borg Institute for Women and Technology through 2018. From August 2006 to January 2007, Ms. Abrams served as Interim CEO of ZILOG, Inc., a provider of integrated microcontroller products, where she also served as a director from 2004 to 2010. From July 2004 to July 2006, she served as CEO of Firefly Communications, Inc., a company with a range of mobile products that address the youth market. She received her B.A. in political science and history and her J.D. from the University of Nebraska.

As Board Chair, Ms. Abrams brings a wealth of experience at technology companies, which FactSet seeks to leverage to enhance its own development processes. She has seen how several highly successful technology companies stay ahead of their competition through properly planning their product development strategies. Her previous experiences as an executive officer at several technology companies makes Ms. Abrams an important resource for the Board as it assesses financial and strategic decisions.

Scott A. Billeadeau

Committees:	Audit Committee (Chair)
Term:	Mr. Billeadeau has informed the Board of his intention to resign effective the date of the Meeting
Director Since:	2001
Mr. Billeadeau, age 59, is a Partner of Walrus Partners LLC, and Lead portfolio manager of the firm’s Micro-cap Special Situations (S2) strategy. Mr. Billeadeau was a Managing Director of Small-cap and Mid-cap Growth Strategies at Fifth Third Asset Management (“Fifth Third”). Prior to working at Fifth Third, he was a Principal, Founder and Senior Portfolio Manager with Paladin Investment Associates, LLC (“Paladin”) between March 2003 and October 2012, where he spent eight years managing over $2 billion in small-cap and mid-cap assets for Bank of America and Nations Bank. Mr. Billeadeau received a B.A. in Economics from Princeton University and has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute.

2020 Proxy Statement 9

Mr. Billeadeau provides the Board with expertise in corporate finance, accounting and strategy, including experience gained as a Managing Director of Fifth Third, a public company, and Paladin. Through this experience, he has developed expertise in several valued areas including strategic development, business development and finance. Mr. Billeadeau also brings a background in organizational leadership and management, and experience serving as a director for privately held companies. His involvement in the financial industry has provided him experience as an outside board member and audit committee member. Mr. Billeadeau serves as a Financial Expert on the Audit Committee. Mr. Billeadeau has informed the Board of his intention to resign effective the date of the Meeting.

Siew Kai Choy

Committees:	Audit Committee (Member)
Term:	Nominated for a one year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2021
Director Since:	2020
Mr. Choy, age 54, has over 30 years of experience in the investment management industry, retiring from Singapore’s sovereign wealth fund, GIC Private Limited, after 20 years of service. He was a Managing Director of GIC and held key leadership positions in the Equities investment department, Risk & Performance Management, enterprise Data & Analytics, Governance and GIC Innovation Labs. He was also a member of the Corporate Management Committee and Group Risk Committee. From 2015, he led the establishment of an Enterprise Data and Analytics capability in GIC, with responsibility for building corporate wide capabilities for investment AI/Data Science, Enterprise Data Governance and Data Architecture, as well as Business Requirements Analysis, Data Management and Operations functions related to solutioning systems and processes supporting investment decision-making by GIC investment groups (across Equities, Fixed Income, Treasury/FX, Private Equities, Real Estate, Private Debt, Infrastructure and Total Portfolio). In his earlier career, Mr. Choy had the start-up experience of building from scratch all functions of a boutique fund management company and leading change initiatives in one of the largest South East Asian banks. He is an independent investor and/or advisor to listed and private companies across Banking, Fintech, Regtech and DeepTech located in Singapore, the United States, the United Kingdom and Europe. Mr. Choy recently served as a Distinguished Careers Institute Fellow at Stanford University. Mr. Choy holds a BSc in Computer Science and Management Science (joint honours) and has attended The Wharton School’s Advanced Management Program for Senior Executives.
Mr. Choy brings to the Board the perspective of a large institutional investor, along with an in-depth understanding of the client experience from his time with GIC. He also provides the Board with deep familiarity with the global finance industry, understanding of the evolution of our products, and insights into the Asia Pacific region.

Malcolm Frank

Committees:	Compensation and Talent Committee (Member) Nominating and Corporate Governance Committee (Member)
Term:	Nominated for a three year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2023
Director Since:	2016
Mr. Frank, age 54, is President of Cognizant Digital Business ("Cognizant"). In this role, Mr. Frank oversees Cognizant's broad digital services portfolio. This portfolio includes Digital Strategy, Artificial Intelligence & Analytics, Interactive, Digital Engineering, and loT. Prior to this role, Mr. Frank was Executive Vice President, Chief Strategy Officer and Chief Marketing Officer at Cognizant. Prior to joining Cognizant in 2005, he was co-founder, President and CEO of CXO systems, an independent software vendor.
Mr. Frank has co-authored two best-selling books, "What to Do When Machines Do Everything" (2017) and "Code Halos" (2014), both of which received multiple international book awards. Mr. Frank has also authored numerous white papers focusing on the Future of Work and created the term "SMAC Stack". Mr. Frank has presented at various conclaves, including the World Economic
10 2020 Proxy Statement

Forum and the South by Southwest Conference and Festivals. Mr. Frank is frequently quoted, is the subject of a Harvard Business School case study and was named "one of the most influential people in finance" by Risk Management Magazine. Mr. Frank also serves on the Board of Directors of the US-India Strategic Partnership Forum (USISPF) and EqualAI, a nonprofit organization focused on reducing unconscious bias in the development and use of artificial intelligence. Mr. Frank holds a Bachelor's degree in Economics from Yale University.
Mr. Frank brings to the Board his expertise in marketing and strategy, as well as his many years of experience in the areas of technical professional services and software as a service ("SaaS").

Sheila B. Jordan

Committees:	Audit Committee (Member)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2022
Director Since:	2016

Ms. Jordan, age 56, is Chief Digital Technology Officer for Honeywell. In this role, she is responsible for driving digital technology transformation across the company. She has broad oversight and responsibility for IT infrastructure and services, as well as expansion of software development in support of Honeywell’s digital initiatives, go-to-market offerings, and the solution needs of its customers. Before Honeywell, Ms. Jordan was Senior Vice President and Chief Information Officer at Symantec, a global cybersecurity company, where she was responsible for Symantec's IT strategy and operations. Prior to that, Ms. Jordan served as Senior Vice President of Communication and Collaboration IT at Cisco Systems. She has also worked for Walt Disney World, where she held the position of Senior Vice President for Destination Disney.
Ms. Jordan is the recipient of multiple industry awards and recognitions including a 2019 Women of Influence Award from Silicon Valley Business Journal. She was recognized as one of the Top 25 Women Leaders in Cybersecurity in 2019 by The Software Report. Ms. Jordan holds a B.A. in accounting from the University of Central Florida and an M.B.A. from Florida Institute of Technology. She is the author of the book "You are NOT Ruining Your Kids: A Positive Perspective on the Working Mom."
Ms. Jordan brings to the Board extensive expertise in strategy, information technology and driving enterprise collaboration across multiple channels including various mobile platforms.

James J. McGonigle

Committees:	Nominating and Corporate Governance Committee (Chair)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2022
Director Since:	2002
Mr. McGonigle, age 56, currently serves as an Entrepreneur Advisor at Summit Partners and Equality Asset Management, and as an angel investor and advisor to a variety of small companies in the business services and software industries. He has been a member of FactSet’s Board of Directors since 2002, and has served as the Lead Independent Director since 2005 and as the Chair of the Nominating and Governance Committee since 2004. Mr. McGonigle is the former Chairman and CEO of The Corporate Executive Board Company (“CEB”). During his tenure at CEB he held a variety of positions including: special advisor to the Board of Directors from July 2007 until April 2009; Director and Chairman of the Board from July 2005 until July 2007; CEO from July 1998 until July 2005; and General Manager from October 1997 until July 1998. From 1995 until October 1997, Mr. McGonigle was the General Manager of the corporate division of The Advisory Board Company. Mr. McGonigle spent his early career as a consultant at McKinsey and Co. He also created and taught an M.B.A. course in management consulting at Georgetown University’s McDonough School of Business in Washington D.C. and at Escuela Superior de Administración y Dirección de

2020 Proxy Statement 11

Empresas (ESADE) in Barcelona Spain. He received a B.A. from the Woodrow Wilson School at Princeton University in 1985 and a J.D. from Harvard Law School in 1990.

Mr. McGonigle brings to the Board leadership experience, including service as the CEO of a public company for over seven years. This role required industry knowledge combined with operational and management expertise. In addition, Mr. McGonigle brings to the Board market and corporate governance insights from his experience as an outside public company board member.

Lee Shavel

Committees:	Audit Committee (Member)
Term:	Nominated for a one year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2021
Director Since:	2020
Mr. Shavel, age 53, is Executive Vice President and Chief Financial Officer of Verisk Analytics, Inc., a global data analytics company. Mr. Shavel has been at Verisk since 2017 and is responsible for financial and strategy functions, including accounting, treasury, financial planning and analysis, investor relations, M&A, strategic sourcing and procurement, real estate, and corporate tax. Before joining Verisk, Mr. Shavel served as Executive Vice President and Chief Financial Officer of Nasdaq, Inc., from 2011 to 2016. Before that, he served as Managing Director and Americas Head of Financial Institutions Investment Banking and in other capacities at Bank of America Merrill Lynch from 1993 to 2011. From 2016 to 2019, he served as a Board Director and Chairman of the Audit Committee of Investment Technology Group, Inc. Mr. Shavel graduated with honors from the University of Pennsylvania, with a B.A. in English and a B.S. in Economics from the Wharton School.
Mr. Shavel brings a chief financial officer's perspective to the Board, including extensive familiarity with the functioning of a public company audit committee. Mr. Shavel serves as a Financial Expert on the Audit Committee. He also contributes his knowledge and experience of the financial information services industry.

Laurie Siegel

Committees:	Compensation and Talent Committee (Chair)
Term:	Nominated for a three year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2023
Director Since:	2015
Ms. Siegel, age 64, is the President of LAS Advisory Services, with a background in business and human resources leadership. She currently serves as a member of the Board of Directors of CenturyLink, Inc., a global broadband telecommunications and data hosting company. She retired in September 2012 from Tyco International Ltd., a diversified manufacturing and service company, where she had served as Senior Vice President of Human Resources and Internal Communications since 2003. From 1994 to 2002, she held various positions with Honeywell International Inc., including Vice President of Human Resources – Specialty Materials. Ms. Siegel currently serves as an advisor to the G100 Network and chairs the G100 Talent Consortium. Ms. Siegel served from 2018 through October 2020 as a member of the Board of Directors of California Resources Corporation, an oil and natural gas exploration and production company, where she was a member of the Audit and Compensation Committees. Ms. Siegel received an M.B.A. and a M.A. degree in City and Regional Planning, both from Harvard University. She completed her B.A. at the University of Michigan.

Ms. Siegel’s key qualifications, experiences and skills include executive experience with multi-national companies, as well as human resources and executive compensation expertise. She serves as a member of the Nominating/Corporate Governance Committee and the Chair of the Compensation Committee of the CenturyLink, Inc. Board. Ms. Siegel brings to FactSet’s Board substantial experience as a human resources executive with large global enterprises as well as substantial public company board experience.
12 2020 Proxy Statement

F. Philip Snow

Committees:	Chief Executive Officer
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2022
Director Since:	2015
Mr. Snow, age 56, was named CEO of FactSet on July 1, 2015, having served as President since July 1, 2014. Mr. Snow joined FactSet in 1996 as a Consultant before moving to the Asia Pacific region to hold positions in the Tokyo and Sydney offices. Following his move back to the U.S. in 2000, Mr. Snow held various sales leadership roles prior to assuming the role of Senior Vice President, Director of U.S. Investment Management Sales in 2013. Mr. Snow received a B.A. in Chemistry from the University of California at Berkeley and a Master of International Management from the Thunderbird School of Global Management. He has earned the right to use the Chartered Financial Analyst designation.

The Board benefits from Mr. Snow’s many years with FactSet and his unique expertise gained by rising through the Sales organization from Consultant to Head of Americas Sales. He has also served in multiple geographic regions including Australia, Tokyo, and San Francisco before coming to the East Coast as President and then CEO. His tenure at FactSet has contributed to his strategic vision, leadership and operational expertise, and his deep knowledge of the financial information services industry.

Joseph R. Zimmel

Committees:	Audit Committee (Member) Compensation and Talent Committee (Member)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2021
Director Since:	2007
Mr. Zimmel, age 66, is a financial consultant and retired Managing Director of Goldman, Sachs & Co. From December 2001 until November 2002, Mr. Zimmel served as an Advisory Director to the Goldman Sachs Group. In the investment banking division at Goldman, Sachs & Co., Mr. Zimmel held the position of Managing Director of the Communications, Media & Entertainment Group for the Americas from 1999 to 2001, after acting as a Managing Director and a co-head of the group from 1992 to 1999. In addition to his appointment to FactSet’s Board, Mr. Zimmel is also a Member of the Board of Directors of the following private companies: APCO Worldwide LLC, Prizmalite Industries Inc., PURETi Group, LLC, and Burbio, Inc.

Mr. Zimmel’s background in finance and advisory roles is complemented by his knowledge of FactSet and its industry. His contributions are augmented by his experience serving as an outside director of a public company and multiple private companies. In addition, Mr. Zimmel’s employment at Goldman, Sachs & Co., including service in senior leadership positions, brings a valued perspective to the Board and to the Audit Committee.

Legal Proceedings

Over the past ten years, no director or nominee has been involved in:
•Legal proceedings, such as SEC securities fraud enforcement actions;
•Judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity;
•Judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; or
•Disciplinary sanctions or orders imposed by a stock, commodities, or exchange or other self-regulatory organization.

2020 Proxy Statement 13

Board Responsibilities

The Board has adopted corporate governance guidelines which help govern the Company. Pursuant to the guidelines, the Board is mandated to act in the long-term interests of FactSet and the Board's mission is to provide guidance in order to promote our success and enhance FactSet's ultimate value, with each director serving as a sounding board for management in matters where that director's experience or expertise is pertinent. In assessing management's methods of optimizing stockholder value, the Board must also take into consideration other interested stakeholders, including employees, clients and vendors. Directors should have a full understanding of our business and the issues relevant to it, and on a regular basis should access our services and review new product developments. Directors are encouraged to attend continuing director education programs.

Directors owe a duty of care to FactSet and must act on an informed basis, in good faith and in the honest belief that the action they take is in the best interests of FactSet. Directors are expected to attend all Board meetings and participate actively, offering their candid views and their well-informed, deliberate judgment. Directors should inform themselves using all material information reasonably available to them prior to making a business decision. Whenever a director is unable to attend a meeting, the director should contact the Board Chair, applicable committee Chair or Secretary promptly after the meeting to become informed on the subjects discussed, views expressed and actions taken, if any. Directors are expected to be prepared to discuss matters listed on the agenda for each meeting, should review materials sent in advance of such meetings and, when appropriate, ask questions of management. We do not have a policy with regard to directors’ attendance at our annual stockholder meetings, but we do expect each director to attend all Board meetings. Two directors (Mr. Snow, our CEO, and Mr. Hadley, the Board Chair at the time) attended our 2019 Annual Meeting of Stockholders.

Each director is expected to give freely and generously of the director’s time in providing the best guidance to FactSet. A director who is a member of senior management of another public company may not sit on a total of more than three public company boards. All other directors may not serve on more than four boards of public companies without the prior written approval of the Board. Each independent director is expected to participate in committees suited to the director’s skills and for the best interest of FactSet. Directors are also expected to make themselves available for non-regularly scheduled meetings as well as consultation with management on an as-needed basis.

You can access our corporate governance guidelines, along with each of our Board Committee charters, at the Leadership & Corporate Governance page of our Investor Relations website at https://investor.factset.com or request a free copy by contacting Investor Relations at FactSet Research Systems Inc., 45 Glover Avenue, Norwalk, CT 06850.

Board Oversight of Risk

Our management is responsible for identifying the various risks facing FactSet, formulating risk management policies and procedures, and managing our risk exposures. Our Board has the responsibility to oversee and monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to our stockholders. Our Board is responsible for assuring that an appropriate culture of risk management exists within FactSet and for setting the right “tone at the top”. Our Board, together with its committees, has been actively engaged with our management team in monitoring the developments and impact of the COVID-19 pandemic, and our management team is in regular communication with the Board about the assessment and management of the significant risks to FactSet, our employees, our customers and our other stakeholders.

Our Board exercises its risk oversight responsibility both directly and through its standing committees, which are delegated specific risks and keep our Board informed of their oversight efforts through regular reports by the committee chairs. The Audit Committee monitors management’s responsibility in the area of risk oversight, particularly with respect to the management of financial and accounting related risks. Accordingly, our internal risk management team regularly reports to the Audit Committee on our major risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee, in turn, reports on the matters discussed at the committee level to the full Board. Similarly, our Compensation and Talent Committee considers risk management when setting the compensation policies and
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programs for our executive officers and other employees, and our Nominating and Corporate Governance Committee considers the risks associated with our corporate governance structure.

Board Meetings

Our Board is currently comprised of ten members, nine of whom are independent directors. Following the Annual Meeting, we expect the Board will be comprised of nine members, eight of whom will be independent directors. Our Board has the following three standing committees: (1) an Audit Committee, (2) a Compensation and Talent Committee and (3) a Nominating and Corporate Governance Committee. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on our Investor Relations website at https://investor.factset.com. The Board delegates various responsibilities and authority to the different Board Committees. Committees regularly report on their activities and actions to the full Board. The Board met seven times during fiscal 2020, four of which were regularly scheduled quarterly meetings. No director attended fewer than 75% of the Board and committee meetings in the aggregate during fiscal 2020.

Board Committees

The following table identifies the Board committee members as of October 30, 2020:

Committee Name
Independent Directors	Audit	Compensation and Talent	Nominating and Corporate Governance

Robin A. Abrams(1)	Member		Member
Scott A. Billeadeau(2)(3)	Chair
Siew Kai Choy	Member
Malcolm Frank		Member	Member
Sheila B. Jordan	Member
James J. McGonigle(4)			Chair
Lee Shavel(2)	Member
Laurie Siegel		Chair
Joseph R. Zimmel	Member	Member
(1) Independent Board Chair
(2) Financial Expert
(3) Mr. Billeadeau has announced that he is resigning from the Board effective the date of the Annual Meeting.
(4) Lead Independent Director

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight review of our internal and external financial reporting processes. Its primary responsibilities include: meeting with financial management and the independent auditors to review our system of internal controls; assessing the quality of our accounting principles and financial reporting; reviewing the external audit process as conducted by our independent auditors; reviewing the financial information provided to our stockholders and other external parties; and preparing the report of the Audit Committee included in the Proxy Statement on a yearly basis. The Board has determined that each of Mr. Billeadeau and Mr. Shavel qualifies as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Board has also determined that each member of the Audit Committee is independent under the listing standards of the NYSE and NASDAQ and has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee. The Audit Committee is also responsible for oversight of our enterprise risk management and specifically considers risks and controls relating to, among other things, data and cybersecurity and our financial statements and financial reporting processes. The Audit Committee met seven times during fiscal 2020.

2020 Proxy Statement 15

Under the Audit and Non-Audit Service Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed for us by the independent registered public accounting firm require pre-approval by the Audit Committee. In some cases, pre-approval relates to audit or non-audit services that fall within certain established parameters, and in other cases a particular defined task or scope of work may be pre-approved subject to a specific budget. Pre-approvals may be granted by either the full Audit Committee or the Chair of the Audit Committee. The Audit Committee may not delegate pre-approval authority to management.

Compensation and Talent Committee

The primary responsibility of the Compensation and Talent Committee is to review matters related to talent and compensation for FactSet generally, including assisting in all matters relating to recruiting, hiring, retaining and compensating our directors, officers and employees. The Committee defines and approves an overall compensation philosophy and strategy for FactSet and its executive officers and employees and periodically reviews how our compensation programs implement this compensation philosophy and affect our employees.

The Compensation and Talent Committee assists the Board in developing and evaluating potential candidates for executive positions with FactSet, including the CEO position, and oversees the development of executive succession plans. The Compensation and Talent Committee regularly reviews FactSet's human capital management, cultural environment, and diversity and inclusion practices.

The Compensation and Talent Committee reviews and approves the compensation policies for our CEO, named executive officers (NEOs) and other direct reports to the CEO, oversees administration of our equity-based compensation policies, approve grants of equity-based awards to our officers and employees under our equity plans (individually or in the aggregate), and reviews annual performance goals for our principal executive officers in conjunction with assessing the quality of the performance of those executive officers.

The Compensation and Talent Committee met six times during fiscal 2020. During fiscal 2020, the Compensation and Talent Committee retained Farient Advisors, LLC ("Farient") for compensation consulting services, which included executive compensation and governance plan design. Farient did not provide services with respect to the individual compensation amounts to be paid to individual executives. As of August 31, 2020, FactSet paid $115,000 to Farient for services provided to the Committee during fiscal 2020.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation and Talent Committee during the last fiscal year is a former or current officer or employee of FactSet or any of its subsidiaries. No executive officer of FactSet served or serves on the compensation committee or board of any company that employed or employs any member of the FactSet Compensation and Talent Committee or Board. Accordingly, there are no relationships required to be disclosed under this caption under the rules of the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews the qualifications of candidates for nomination as directors and makes recommendations to the Board regarding prospective nominees to the Board. The Nominating and Corporate Governance Committee also develops and recommends to the Board for its approval an annual evaluation process of the effectiveness of the Board and its committees and oversees the annual evaluations.

The Nominating and Corporate Governance Committee oversees the Board's efforts to maintain high standards of corporate governance, issues recommendations to the Board regarding corporate governance issues, and oversees risks related to our governance structure. It also oversees our position on corporate social responsibility and public issues of significance that affect our key stakeholders, including reviewing the impact of our business operations, procedures and processes on our employees, stockholders, citizens and communities. The Nominating and Corporate Governance Committee also assists in succession planning and recruitment for our senior management, including the CEO.
16 2020 Proxy Statement

The members of the Nominating and Corporate Governance Committee are independent under the listing standards of the NYSE and NASDAQ. The Nominating and Corporate Governance Committee met nine times during fiscal 2020.

Additional Corporate Governance Information

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining integrity in the marketplace.

Code of Business Conduct

We have adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, and all other officers, as well as our directors. A copy of the Ethics Code is available on our website at https://investor.factset.com on the Leadership and Corporate Governance page of the Investor Relations section. You may also request a copy of the Ethics Code by writing to Investor Relations, FactSet Research Systems Inc., at 45 Glover Avenue, Norwalk, CT 06850. Any amendment to the Ethics Code (other than technical, administrative or non-substantive amendments) and any waiver of a provision of the Ethics Code that applies to a member of our Board or one of our executive officers will be promptly disclosed on the Leadership and Corporate Governance page of our Investor Relations website at https://investor.factset.com.

Contacting the Board

Stockholders and other interested parties may contact the Board, the Chair, the Lead Independent Director, or the non-management directors as a group by sending their correspondence to: Board of Directors (or other appropriate group), c/o Corporate Secretary, FactSet Research Systems Inc., at 45 Glover Avenue, Norwalk, CT 06850 or through the email address: Board@factset.com. The Corporate Secretary will review all communications and forward them to the Chair. The Corporate Secretary may, however, filter out communications that do not relate to the Company’s business activities, operations or its public disclosures, but will maintain a record of these communications and make them available to the Chair (solicitations will not be recorded or forwarded). Any communications received by the Chair regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee to address these matters.

Director Compensation Program

The general policy of the Board is that compensation for directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The Compensation and Talent Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the committee’s recommendations and determines the amount of director compensation. Each director is provided access to the FactSet service, at no charge, which allows them to utilize our suite of products.

For fiscal 2020, non-employee Director compensation consisted of:

•An annual retainer of $35,000. Each director may choose to receive the retainer as a quarterly cash payment, or receive the equivalent value in non-qualified stock options.
•An equity grant of non-qualified stock options having an intended grant date fair value of $75,000.

The FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (the “Director Plan”) provides for the grant of share-based awards, including stock options, to non-employee directors of FactSet. Under the Director Plan, the Compensation and Talent Committee may award an annual equity grant to each non-employee director on or around January 15th of each year. The number of option shares to be granted in order to deliver the intended value will be determined on the grant date using an option-pricing model. The Compensation and Talent Committee recommended and the Board approved an annual equity grant of 1,370 non-qualified stock options to each of the seven non-employee directors serving

2020 Proxy Statement 17

on the Board on January 15, 2020. Additionally, each non-employee director on the Board on January 15, 2020 was given an award of $35,000 with the option to receive the retainer as a quarterly cash payment or receive the equivalent value in non-qualified stock options. All directors opted for the equity grant of 640 non-qualified stock options. The exercise price for the non-qualified stock options granted under the retainer and annual grant was $271.51 per share, being equal to the closing price of FactSet common stock on January 15, 2020. The grant date fair value for all non-qualified stock options was $54.74. These non-qualified stock options granted to directors vest 100% on the third anniversary of the date of grant and expire seven years from the date of grant.

On September 22, 2020, the Board adopted stock ownership guidelines that require each of our non-employee directors to own FactSet stock having a value of at least $400,000. See "Compensation Discussion and Analysis — Stock Ownership and Holding Guidelines."

We pay or reimburse our directors for travel, lodging and related expenses incurred in connection with attending Board, Committee and stockholder meetings and other Company business related events. From time to time, we may reimburse a director’s expenses for participation in third party-supplied continuing education related to the director’s Board or Committee service. There was no reimbursement for educational participation made to the directors during fiscal 2020.

Director Compensation Table

The following table provides information as to compensation for services of the non-employee directors during fiscal 2020.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Robin A. Abrams	$—	$—	$110,027	$—	$—	$—	$110,027
Scott A. Billeadeau	$—	$—	$110,027	$—	$—	$—	$110,027
Siew Kai Choy(3)	$6,611	$—	$—	$—	$—	$—	$6,611
Malcolm Frank	$—	$—	$110,027	$—	$—	$—	$110,027
Philip Hadley(4)	$—	$—	$110,027	$—	$—	$—	$110,027
Sheila B. Jordan	$—	$—	$110,027	$—	$—	$—	$110,027
James J. McGonigle	$—	$—	$110,027	$—	$—	$—	$110,027
Lee Shavel(3)	$6,611	$—	$—	$—	$—	$—	$6,611
Laurie Siegel	$—	$—	$110,027	$—	$—	$—	$110,027
Joseph R. Zimmel	$—	$—	$110,027	$—	$—	$—	$110,027

1.On January 12, 2016, the Compensation and Talent Committee approved a compensation policy for non-employee directors, whereby each non-employee director receives an annual retainer of $35,000 and an equity grant having an intended value of $75,000 for a calendar year of service from January through December. Each director may choose to receive the retainer as a quarterly cash payment or receive the equivalent annual value in non-qualified stock options each January. For calendar year 2020, all directors in office in January 2020 chose to receive the $35,000 annual retainer in non-qualified stock options. That grant and the $75,000 equity grant were made on January 15, 2020. The annual retainer and equity grant are included in the Option Awards column. See footnote 3 for cash fees earned by Messrs. Choy and Shavel.
2.The amounts in the Option Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payment, (“ASC Topic 718”), of stock option awards issued during fiscal 2020 pursuant to the Director Plan. For information on the valuation assumptions with respect to stock option grants, refer to the notes to the consolidated financial statements contained in our Annual Report on Form 10-K. There can be no assurance that these grant date fair values will be realized by the non-employee directors. The actual gain that a non-employee director may receive from exercising an option sometime in the future may be higher or lower than these reported amounts, and these options have value only if the price of FactSet stock increases above the option’s exercise price. On January 15, 2020, we granted 1,370 stock options to each of the
18 2020 Proxy Statement

non-employee directors representing a grant-date fair value of $75,000. Additionally, each non-employee director was given an award of $35,000 with the option to receive the value in either a cash retainer or non-qualified stock options. All directors in office in January 2020 chose to receive the $35,000 award in equity, which resulted in an additional grant of 640 non-qualified stock options. The exercise price for the non-qualified stock options for both the retainer and annual grant was $271.51 per share, being equal to the closing price of our common stock on January 15, 2020. The grant date fair value for all non-qualified stock options was $54.74. At August 31, 2020, our non-employee directors had the following outstanding stock option awards, some of which were not fully vested: Robin A. Abrams, 18,762 options; Scott A. Billeadeau, 11,506 options; Malcolm Frank, 11,628 options; Sheila B. Jordan, 6,517 options; James J. McGonigle, 18,762 options; Laurie Siegel, 10,506 options; and Joseph R. Zimmel, 18,762 options. Siew Kai Choy and Lee Shavel had no outstanding stock options awards at August 31, 2020.
3.The fees earned by Messrs. Choy and Shavel during fiscal 2020 of $6,611 represent the pro rata portion of their annual retainer for the period of June 23, 2020 through August 31, 2020, as they joined the Board on June 23, 2020, and received a pro rata portion of their annual $35,000 retainer for their service during the 2020 fiscal year.
4.Mr. Hadley resigned as a director of the Company on June 23, 2020.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for recommending the nomination of directors and making recommendations to the Board regarding prospective nominees. The Committee identifies qualified candidates to become Board members consistent with criteria approved by the Board and our Director Nominee Selection Policy. The Committee considers the factors that it seeks in Board members such as capability, availability to serve, business and professional experience, talents, perspectives, conflicts of interest, and other relevant factors. The Committee seeks individuals as nominees with the highest personal and professional integrity, who have demonstrated strong ability and judgment and who shall be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of our stakeholders. The Committee aims to actively identify and recruit diverse candidates, including considering factors such as race, gender, age and national origin.

The description of each nominee set forth in the “Business Experience and Qualification of Board Members” section includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board at this time. Nominees for the Board should be committed to enhancing long-term stockholder value, must possess a high level of personal and professional ethics, and must demonstrate strength of character, independent thought, sound judgment, integrity, professionalism, leadership, meaningful accomplishments and business knowledge. The Board encourages selection of directors who will help us fulfill our responsibility to our stockholders and contribute to our overall corporate goals.

The Nominating and Corporate Governance Committee accepts nominees recommended by stockholders in written communications to our Secretary in accordance with its policy and evaluates them in the same manner and under the same criteria as candidates and nominees identified via other sources. The Committee will consider director nominees recommended by stockholders in written communications to our Secretary prior to August 1 for the ensuing election. Any such communication must follow the guidelines set forth in our Director Nominee Selection Policy, a copy of which may be found on our Investor Relations website at https://investor.factset.com.

The Nominating and Corporate Governance Committee will select nominees for directors pursuant to the following process:

•Identification of the qualifications and skills sought in director candidates in the context of the size of the Board relative to target, current composition and needs of the Board, and the strengths, weaknesses and gaps identified by the Committee in its evaluation of the effectiveness of the Board.
•Identification of director candidates based upon suggestions from current directors and senior management, recommendations by stockholders and, if so desired, referrals from a director search firm or equivalent service retained by FactSet.
•Review of each candidate’s qualifications to determine which candidates best meet the Board’s required and desired criteria.
•Interviews of an interested candidate by the Committee Chair, at least one other Committee member, the CEO and appropriate members of senior management.

2020 Proxy Statement 19

•Report to the Board by the Committee on the selection process.
•Recommendation by the Committee of a nominee to the Board.
•Satisfactory completion of a background check on the nominee.
•Formal nomination by the Board for inclusion of the candidate in the slate of directors for the annual meeting of stockholders or appointment by the Board to fill a vacancy between stockholder meetings.

A stockholder who wishes to recommend to the Nominating and Corporate Governance Committee a candidate for nomination to the Board must communicate with our Secretary at our corporate headquarters address at 45 Glover Avenue, Norwalk, CT 06850 and provide in a timely manner: (i) the candidate’s full name, address, email and phone number; (ii) a statement by the candidate that the candidate wishes to be nominated and is willing and able to serve as a director; (iii) a statement of the good faith belief by the proposing stockholder that the candidate meets our criteria, and (iv) such other written documentation as the Committee may reasonably request to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in our By-laws, Corporate Governance Guidelines and Director Nominee Selection Policy. Additionally, the Board may require that any such candidate proposed by a stockholder submit to a standard background check.

In fiscal 2020, the Board added two new members, Siew Kai Choy and Lee Shavel. Mr. Choy was recommended to the Board by our CEO, based on Mr. Choy's experience as a long-standing FactSet client and user who could serve on the Board as an independent director and an excellent representative of our client base. Mr. Choy also would bring geographic diversity to the Board. Mr. Shavel was recommended to the Board by a third-party search firm who we had engaged to conduct an exhaustive search drawing on various resources to identify a candidate who could serve as an independent director and bring experience as a chief financial officer of a significant company with the ability to serve as a financial expert on the Audit Committee. The third-party search firm that suggested Mr. Shavel was paid a fee by FactSet to assist in identifying and evaluating potential candidates for director, including meeting with FactSet representatives, drafting a position specification, sourcing and interviewing prospects, assessing candidates in writing and recommending candidates to FactSet.

20 2020 Proxy Statement

Proposal 1: Election of Directors

Stockholders will elect five directors at the Meeting. If elected, the directors, with the exception of Messrs. Choy and Shavel, will hold office for a term not exceeding three years or until a successor is elected and qualified. Messrs. Choy and Shavel will hold office for a term not exceeding one year or until a successor is elected and qualified. Your proxy will be voted in favor of those persons to serve as directors, unless you indicate to the contrary on the proxy.

Management expects that the nominees will be available for election. However, if a nominee is not a candidate when the election occurs, your proxy will be voted to elect another nominee to be designated by the Nominating and Corporate Governance Committee of the Board to fill any vacancy. Business experience and qualifications on these nominees and the other members of the Board is presented in this Proxy Statement under the caption “Business Experience and Qualifications of Board Members.”

Vote Required: The five nominees for election as directors of the Company who receive a majority number of “FOR” votes cast at the meeting (either at the virtual Meeting or by proxy) will be elected as directors.

     FactSet’s Board recommends that:
•Robin A. Abrams, Laurie Siegel and Malcolm Frank each be elected to serve a three-year term expiring in concurrence with the Annual Meeting of Stockholders for 2023; and
•Siew Kai Choy and Lee Shavel each be elected to serve a one-year term expiring in concurrence with the Annual Meeting of Stockholders for 2021.

2020 Proxy Statement 21

AUDIT COMMITTEE REPORT

The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of our financial reporting, accounting systems and controls. The Board has reviewed independence for audit committee members as defined by both the NYSE and NASDAQ and has determined that each member of the Audit Committee met each listing’s standard. The Audit Committee has a direct line of communication with FactSet’s independent public accountants.
The responsibilities of the Audit Committee are set forth in its charter, which is available on our website at https://investor.factset.com.
In fulfilling its responsibility, the Audit Committee discusses with the Company’s independent public auditors the overall scope and specific plans for their audit. The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP the audited consolidated financial statements contained in our Fiscal 2020 Annual Report on Form 10-K. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. Such review included discussions concerning the quality of accounting principles as applied and significant judgments affecting our consolidated financial statements. Lastly, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP concerning such auditors’ independence from FactSet and has discussed with Ernst & Young LLP its independence, as required by the Public Company Accounting Oversight Board.
In reliance on the reviews and discussions conducted with management and the independent public auditors, the Audit Committee has recommended to the Board and the Board has approved the inclusion of the audited consolidated financial statements for fiscal year ended August 31, 2020 in our Fiscal 2020 Annual Report on Form 10-K for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Scott A. Billeadeau, Chair
Robin A. Abrams
Siew Kai Choy
Sheila B. Jordan
Lee Shavel
Joseph R. Zimmel

22 2020 Proxy Statement

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Beginning with the audit of FactSet’s 2014 fiscal year, Ernst & Young LLP has served as our independent registered public accounting firm. Their initial appointment was ratified by stockholders at our 2013 Annual Meeting. The Audit Committee has again appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2021, and the Board has recommended ratification of that appointment to the stockholders of the Company. A representative from Ernst & Young LLP will attend the virtual Meeting to respond to appropriate questions and make a statement should they desire to do so.

Independent Registered Public Accounting Firm’s Fees and Services

The following table shows the total fees billed or accrued for professional services provided to us by Ernst & Young LLP for the fiscal years ended August 31, 2020 and 2019.

	Fiscal 2020	Fiscal 2019
Audit fees(1)	$1,322,760	$1,232,375
Audit-related fees(2)	0	260,000
Tax fees(3)	0	47,000
All other fees(4)	2,200	2,200
Total	$1,324,960	$1,541,575
(1)Represents fees for professional services rendered for the integrated audit of our annual consolidated financial statements and of our internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and for services that are normally provided by in connection with statutory and regulatory filings or engagements.
(2)Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)Tax fees were for services related to tax consulting services.
(4)All other fees represent fees for professional services other than the services reported above, including permissible consulting services and subscriptions to accounting research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal 2020 and 2019, 100% of the services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP during fiscal 2020 and 2019, respectively, was compatible with maintaining the independence of the firm.

Audit Partner and Audit Firm Rotation

The Audit Committee’s policy is that the audit engagement partner should rotate off the Company’s account no less frequently than every five years. With respect to audit firm rotation, the Audit Committee believes that it is inappropriate to establish a fixed limit on the tenure of the independent auditor. Continuity and the resulting in-depth knowledge of the Company strengthen the audit. Moreover, the mandatory partner rotation policy expressed above, the normal turnover of audit personnel, the Audit Committee’s policy regarding the hiring of auditor personnel, and the Audit Committee’s practices restricting non-audit engagements of the independent auditor, all mitigate against any loss of objectivity that theoretically could arise from a long-term relationship. As a result of the partner rotation policy, a new Ernst & Young LLP partner rotated onto our account for fiscal 2019, replacing a lead

2020 Proxy Statement 23

engagement partner that served our account for the prior five fiscal years. As provided in the Audit Committee’s charter, the Audit Committee regularly evaluates its independent registered public accounting firm. The Audit Committee will periodically consider alternatives to ensure that the Audit Committee and our stockholders are receiving the best audit services available.

Auditor Independence

As noted in the Audit Committee charter and in the Audit Committee Report, Ernst & Young LLP, the independent auditor, reports directly to the Audit Committee and the Audit Committee is charged with evaluating the independent auditor's independence.

FactSet’s Board recommends that you vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2021.

24 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) section describes the general objectives, principles and philosophy of our executive compensation program, focused primarily on the compensation during fiscal 2020 of our Named Executive Officers (“NEOs”) who are listed as follows:

F. Philip Snow:	Chief Executive Officer
Helen L. Shan:	Executive Vice President and Chief Financial Officer
Goran Skoko:	Executive Vice President, Managing Director EMEA and Asia Pacific, Head of Wealth Solutions
Gene D. Fernandez:	Executive Vice President, Chief Technology and Product Officer
Rachel R. Stern:	Executive Vice President, Chief Legal Officer, Global Head of Strategic Resources and Secretary

Executive Summary

Our fiscal 2020 results and NEO compensation decisions continue to illustrate the application of our pay-for-performance philosophy, with NEO pay being driven by another year of solid financial performance, as well as continued positive developments in other significant areas of our operation, such as: our evolving diversity and inclusion efforts; our response to the COVID-19 pandemic and our efforts to ensure employee safety; our corporate social responsibility programs; and key developments in our compensation governance structure, including adoption of new executive and director stock ownership and holding guidelines, an updated incentive compensation recoupment ("clawback") policy, and institution of an executive severance plan.

Our Business and Strategic Overview

FactSet is a global provider of integrated financial information, analytical applications, and industry-leading services for the investment and corporate communities. For over 40 years, global financial professionals have utilized our content and multi-asset class solutions across each stage of the investment process. Our goal is to provide a seamless user experience spanning idea generation, research, portfolio construction and analysis, trade execution, performance measurement, risk management, and reporting, in which we serve the front, middle, and back offices to drive productivity and improved performance. Our flexible, open data and technology solutions can be implemented both across the investment portfolio lifecycle or as standalone components serving different workflows in an organization.

2020 Proxy Statement 25

We deliver superior content, analytics, and flexible technology to help more than 133,000 users see and seize opportunity sooner. We give investment professionals the edge to outperform with informed insights, workflow solutions across the portfolio lifecycle, and industry-leading support from dedicated specialists. Our purpose is to drive the investment community to see more, think bigger and do their best work. We are committed to expand the universe of knowledge that clients trust, share intelligence how, where and when clients want it, and create new ways to uncover what's possible, together.

Current technology trends are leading to a greater demand to deliver a fully digital and integrated client experience. To take advantage of these developments, we have focused our innovations and strategic investments in cloud computing, data lakes, APIs and our hosted proprietary data and analytics platform to provide real-time, predictive business intelligence for a seamless client experience. As a premier financial solutions provider for the global financial community, we provide workflow solutions and leading analytical applications, powered by cognitive capabilities and robust technology, across the investment portfolio lifecycle. We bring the front, middle and back office together to drive productivity and performance at every step of the investment process using our open and scalable solutions.

As we look at the trends within our end-markets, we see an exciting opportunity to capitalize on our core strengths of data and technology and accelerating investment in these areas. We are deepening our integrated content and shifting to an enhanced digital platform to provide the next generation service model. These are transformative times for FactSet and our performance record over time combined with our balanced capital allocation framework is testament to our commitment and ability to achieve our growth goals resulting in long-term value creation for our clients, employees and stockholders.

Performance Highlights for Fiscal 2020

In fiscal 2020, FactSet continued the solid execution which has resulted in consistent growth and returns for our stockholders. Among the many FactSet accomplishments in fiscal 2020 compared to fiscal 2019:

▪Revenues increased 4.1% to $1.49 billion, up 4.0%1 organically, marking our 40th consecutive year of increase.
▪Organic Annual Subscription Value ("ASV") plus professional services was $1.56 billion, up 5.3%.
▪Diluted earnings per share ("EPS") increased 6.3% to $9.65. Adjusted diluted EPS increased 8.7%1 to $10.871. This marks the 24th consecutive year that we have increased our adjusted diluted EPS.
▪Strong cost discipline through our management of operating expenses increasing adjusted operating margins by 40 basis points.
▪Net cash provided by operating activities totaled $505.8 million. Free cash flow increased 16.4%1 to $428.2 million1.
▪Client count increased by 5.4% or 301 during the year, while users grew by 4.9% or 6,229 from the prior year.
▪In May 2020, we increased our quarterly dividend by $0.05 or 6.9% per share to $0.77, marking the 15th consecutive year we increased our dividends, highlighting our continued commitment to returning value to stockholders.
▪We returned $310.1 million to stockholders in the form of share repurchases and dividends during the fiscal year. We have repurchased 7.9 million shares with an approximate return of $1.5 billion to stockholders under our share repurchase program since fiscal 2015. This return represents a five year average cash return of 82% as a percentage of free cash flow and proceeds from employee stock plans.

1.Organic revenue, Adjusted diluted EPS and Free cash flow are non-GAAP financial measures. For a reconciliation to the most directly corresponding GAAP figures, refer to "Results of Operations, Non-GAAP Financial Measures" in Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our fiscal 2020 Annual Report on Form 10-K.

26 2020 Proxy Statement

▪We continued to make investments in content, technology and people that will enable us to provide best in class solutions to our clients while further driving productivity and efficiency for us and our clients. We introduced numerous data and technology solutions, including new, industry-specific data sets under our deep sector content strategy, launched products on technology platforms such as OpenFin and Snowflake, and expanded coverage for our flagship StreetAccount offering to additional markets in North America and Asia. FactSet also was selected as the data provider for the Government Pension Investment Fund of Japan's new Index Posting System.

▪We announced plans to migrate our real-time ticker plant to Amazon Web Services, Inc. (AWS). The ticker plant, which ingests and delivers real-time market data from exchanges, is currently implemented on premise and represents a large part of our data footprint. This migration will create the first global ticker plant of its kind in the cloud.

▪We're proud to have been recognized with multiple awards for our analytical and data-driven solutions from across the industry. Honors covered every aspect of our business, from data and market research to trading, risk management, portfolio analytics and reporting. Highlights include:
•Buy-Side Market Risk Management Product of the Year from the Risk.net Markets Technology Awards;
•Best EMS from the Markets Media Markets Choice Awards;
•Best Client Reporting Solution from the FTF News Technology Innovation Awards;
•Best Technology Provider, Client Portals, from the Wealthmanagement.com Awards; and
•Best Data Provider to the Buy-Side, Best Data Provider to the Sell-Side, and Best Buy-Side Data Analytics Tool from various awards organized by Waters Technology.

ASV plus professional services growth is one of the primary metrics we use to measure our performance, and it is a key measure used in our annual incentive plan. We believe that this measurement is useful as it is an indication of our future growth and sustainable performance. As illustrated in the graph below, ASV plus professional services has grown by 53% since 2015 and has been strongly correlated with stock price growth.

2020 Proxy Statement 27

Diversity and Inclusion Efforts

Inclusion is one of our core values. We are unified by the spirit of going above and beyond for our clients and each other. We look to foster a globally inclusive culture, enabling our people to be themselves at work and to engage, be heard, contribute, and grow. We continually seek to expand our workforce with diverse perspectives, backgrounds, and experiences. We recognize that our best ideas can come from anyone, anywhere, at any time and help us provide the best solutions for our clients around the globe. Our inclusive work environment maximizes our diversity values, engagement and productivity.

We are committed to supporting our employees through sustained Diversity and Inclusion efforts. Our four Diversity pillars are:

•Leadership Commitment: Our leadership is focused on demonstrating their visible commitment, being accountable for change and modeling our way forward.
•Recruitment: We seek to increase our diverse hires at all levels, focusing on departments and roles with the least diversity.
•Retention and Advancement: We aim to increase retention and advancement of diverse talent globally.
•Inclusive Culture: We enrich our inclusive community enabling our people to be themselves at work and have opportunities to join in, be heard, contribute and grow.

During fiscal 2020, we continued to support our employee-led and company-sponsored Business Resource Groups ("BRGs"), focused on empowering professional development, furthering recruitment and retention, and fostering an inclusive culture of community throughout the organization. We support the following BRGs, with more in development: Asian BRG, Latinx BRG, Pride BRG, Veterans BRG, Black BRG, Families BRG and Women's BRG. Each BRG has a senior leader as Executive Sponsor, reflecting leadership's commitment to Diversity and Inclusion. We invite external speakers to expand our knowledge and understanding of the power of diversity and the importance of inclusive culture. In addition, in fiscal 2020, we managed and supported sponsorship programs, mentoring programs, career development initiatives, a diversity recruiting strategy and training called Disrupting Unconscious Bias, all aimed to build retention, growth and advancement efforts for future FactSet leaders of diverse backgrounds. We're proud to have repeatedly received a score of 100 from the Human Rights Campaign® Corporate Equality Index for our LGBTQ+ inclusive policies and practices.

While we have built a solid foundation for our Diversity and Inclusion efforts, we acknowledge that FactSet still has a way to go to reach our goals in this area. We seek to foster participation and involvement with Diversity and Inclusion to create and sustain change with dedicated resources. For example, we are committed to substantially expanding our dedicated internal Diversity and Inclusion team during fiscal 2021. Going forward we intend to create a measurement approach, define accountability and track our progress towards change.

COVID-19 Response and Employee Safety

In response to the COVID-19 pandemic, our highest priority and primary concern has been the health and safety of our employees, our families and our communities. We are proud to have had no layoffs or furloughs of our employees to date as a result of the pandemic and have continued to focus on our planned strategic investments, including hiring new personnel where needed. We implemented a business continuity plan with a dedicated incident management team to respond quickly and effectively to changes in our environment to continue offering our clients uninterrupted products, services and support while also protecting our employees. We required the vast majority of our employees at our offices across the globe (including our corporate headquarters) to work remotely and have implemented global travel restrictions for our employees. To assist our employees during this difficult time, we offered financial stipends to allow our employees to ease their remote working, presented regular all-company meetings led by our CEO, sent frequent CEO emails to our employee base, published a work from home guide, produced daily Q&A on COVID-19 related issues and offered extensive benefit resources. Our internal surveys show that our employees have been very satisfied with the level of communications from management on our COVID-19 response. We are planning to re-open many of our offices during fiscal 2021, utilizing a three-phased approach to provide flexibility for employees with a focus on social distancing and safety. Our offices will not re-open until local authorities permit us to do so and our own criteria and conditions to ensure employee health and safety are satisfied.

28 2020 Proxy Statement

Corporate Social Responsibility

We continue our efforts in the area of Corporate Social Responsibility, uniting around FactSet's four Pillars of Service: Inspire tomorrow's engineers, Elevate to educate, Alleviate food insecurity, and Protect our environment. We continued our volunteer activities in the face of the COVID-19 pandemic, moving to virtual volunteering after our transition to remote working. During fiscal 2020, we delivered 347 volunteer events globally in 21 countries and 38 FactSet locations, with almost 3,200 FactSet volunteers contributing over 12,200 hours of service. In fiscal 2020, we worked with many not-for-profit partners through in-person volunteering programs and online volunteer platforms, including:

•We launched a new global partnership with Technovation, a leading education charity helping girls from all over the world learn about technology, develop apps and apply the skills needed to solve real-world problems. Over 425 FactSet employees volunteered as mentors and virtual judges on the Technovation Girls challenge to guide students aged 10-18 through the program and provide valuable feedback on their submissions.

•Hunger Awareness Week is a dedicated event in the FactSet calendar, and we had more meals distributed and more employees participating than we have ever had before. Over 306,000 meals were generated for 199,000 people in need around the world, $82,000 was raised through lunch donations and pledges, and over 1,700 FactSet employees volunteered their time and talents to 62 events across the world.

•In response to the COVID-19 pandemic, FactSet set up the COVID-19 Community Response Support Program to make a meaningful contribution to society through grants and virtual volunteering. As part of the program, we have partnered with Humanitarian OpenStreetMap Team (HOT) on their Missing Maps initiative. To date, we've hosted 34 virtual events with more than 730 FactSet volunteers globally contributing to COVID-19 projects, making a total of more than 57,000 edits to mapping residential homes and roads in Peru, Botswana and Jamaica and helping to put vulnerable people on the map so that they can receive aid.

You can view our most recent Corporate Responsibility Report at: https://issuu.com/factset/docs/2019_factset_csr_report?fr=sNzg5NDEyNzQ2OTc

Compensation Governance Developments

We are continually reviewing and improving our compensation governance process and procedures. Over the past year, we made several major changes to our compensation governance measures.

•We adopted new executive and director stock ownership and holding guidelines that require our non-employee directors and certain of our senior executives, including all of our NEOs, to maintain a material personal financial stake in FactSet to promote a long-term perspective in managing the enterprise and to align stockholder, executive and director interests. See "Stock Ownership and Holding Guidelines" below.

2020 Proxy Statement 29

•We revised and updated our incentive compensation recoupment ("clawback") policy, which applies to many of our executives, including all our NEOs. Among the changes to the policy was the addition of a provision that now allows the Board to seek to recover incentive compensation from a covered officer who committed misconduct resulting in material financial or reputational harm to FactSet, even if the misconduct did not result in an award or payment greater than would have been awarded absent the misconduct. See "Forfeiture of Prior Compensation - Clawback Policy" below.

•We adopted an executive severance plan and entered into equity award letter agreements covering a number of our executives, including all our NEOs, in order to establish the payments and benefits to be provided in connection with an executive’s separation from FactSet under various circumstances, subject to the executive’s ongoing compliance with applicable restrictive covenants, including non-competition, non-solicitation and confidentiality. See "Executive Severance Plan and Equity Award Agreement" below.

Compensation Philosophy

Pillars of our Compensation Philosophy

Our compensation philosophy and principles have remained steadfast over time, but we continue to evolve our compensation programs to meet these needs in a competitive rapidly changing global environment. We have two key pillars to our compensation philosophy:

Our executive compensation is structured to encourage management decisions and behaviors that align with the long-term interests of our stockholders.
To achieve our strategic goals, we design our compensation program to attract, motivate and retain employees who can successfully execute our strategy.

Our Compensation Principles

At the heart of our compensation program are six principles that govern the design of our compensation program. The Compensation and Talent Committee works to embed these principles across the various elements of executive compensation.

     The overall employee value proposition transcends compensation, to include our work environment, professional development, employee well-being, a high-performance culture, and challenging work opportunities.

     We pay for performance as measured by our collective operating performance as a company and individual performance toward executing our strategy, accelerating growth, and contributing to company-wide results.

     Performance is evaluated, not only on what goals are achieved over the short and long term, but also on how they are achieved, specifically to maintain the strong culture and the collaborative mindset that continues to be critical to our success.

We believe in paying not only for our operating results but also for progress in building our foundation in ways that position FactSet for future growth.
We believe our compensation program promotes a long-term ownership mindset and attracts, motivates and retains our talent who drive stockholder value over time.
     We establish total compensation packages for different roles that balance external market pay competitiveness with an internal framework considering the contribution within our organization. Compensation includes cash elements which are targeted to be in line with the market and equity opportunities that can be worth substantially more as we grow and achieve targets in line with our strategic plans.

30 2020 Proxy Statement

Role of the Compensation and Talent Committee

The Compensation and Talent Committee of the Board oversees our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our CEO, NEOs and the CEO’s other direct reports. The Compensation and Talent Committee operates under a written charter adopted by the Board, and is comprised entirely of independent, non-employee directors.

Stockholder Engagement and Say on Pay

We engage with our stockholders to better understand their opinions regarding our governance and compensation plans. Management make themselves available to investors to have a continuing dialogue and to receive any feedback our stockholders may have. Our Board is focused on increasing outreach to our investors during the 2021 fiscal year to gather more direct feedback on governance and compensation matters.

Historically, we have received extremely high approval percentages for our executive compensation programs. At our 2019 Annual Meeting, 97.5% of the votes were cast “FOR” approval of our executive compensation program. This continues the trend of ever-increasing stockholder support for our executive compensation programs, which has seen a rise in approval from 94% at our 2015 Annual Meeting to 97.5% at our 2019 Annual Meeting. We believe the results of these votes affirm the support of our stockholders for our executive compensation programs. Despite these high scores, we believe that we can continue to enhance our compensation programs to establish an even more solid tie between pay and performance.

2020 Proxy Statement 31

Compensation Governance Features
We employ several best practice compensation governance policies and practices. Below is a summary of “what we do” and “what we don't do” in terms of compensation governance.

What we do:	What we don't do:
•Pay for performance with focus on long-term value creation	•No employment contracts for NEOs
•Quantitative company performance measures	•No officer hedging or pledging of FactSet stock
•Clawback policy that covers both long-term and short-term incentive awards	•No significant perquisites or benefits
•Annual risk assessment of pay programs and structure	•No excise tax gross ups
•Annual say-on-pay vote	•No “evergreen” annual share increase provision in our equity stock plans
•Double-trigger change in control vesting provisions	•No repricing of stock options
•Independent compensation consultant for the Compensation and Talent Committee with only independent directors	•No discount from fair market value permitted in setting the exercise price of stock options
•Robust stock ownership requirements for NEOs and other members of management	•No pensions or supplemental executive retirement, health or insurance benefits
•Discourage imprudent risk taking	•No dividends paid on performance share units unless they vest
•Executive severance plan covering NEOs and other members of management	•No individual severance or change-in-control agreements with NEOs and other members of management

Fiscal 2020 Compensation Structure and Incentive Program Changes

As we entered fiscal 2020, we understood that the next three fiscal years would be a critical time for our business as we transform our content and technology. In order to fulfill our business strategy and drive transformation of our content and technology, it is imperative for us to retain critical talent in our organization, as well as recruit additional talent from highly competitive markets in the technology and financial services industries. Based on this, the Compensation and Talent Committee engaged Farient Advisors, LLC to conduct a comprehensive executive officer total compensation market review. This review included an analysis of the peer group, compensation levels (e.g., competitiveness of base salary, annual incentive, long-term incentives) as well as incentive program design (e.g., annual incentive program targets and measures, long-term incentive plan targets, compensation methods, and performance measures). The Compensation and Talent Committee considered analyses and recommendations presented by FactSet management and Farient, as well as stockholder feedback. Several meetings and discussions were held with the Compensation and Talent Committee and management to develop future compensation plan designs.

The purpose of the competitive review and discussions were to ensure that our compensation programs:
•are consistent with competitive market practices and compensation levels;
•support our go-forward business strategy; and
•align with our compensation philosophy, principles and pay-for-performance mindset.

32 2020 Proxy Statement

Based on this detailed compensation study, we found a significant competitive pay gap and reexamined our pay levels as we structured our fiscal 2020 compensation program, noting as well that the competition for talent is increasing while we need to be equipped to recruit and retain the top talent that will help us accomplish our long-term goals.

As a result, for fiscal 2020, we made the following series of significant changes to our compensation program at the NEO level for the business rationales listed below.

Change	Business Rationale
Updated Peer Group and defined a Reference Peer Group
•The new peer group more closely reflects our industry, business focus, size, and global presence
•The peer group is supplemented with a reference group of peers that are larger than we are, but still highly relevant in terms of business model. This reference group will be used for compensation practices, but not used for compensation level assessments due to their size

Established a three-year long-term performance share unit incentive plan, based on cumulative adjusted earnings and adjusted revenue, in addition to continuing to grant stock options which vest over five years
•Ties executive compensation to financial metrics that drive long-term stockholder value
•Performance share unit plan balances with stock option program that correlates to stockholder value
•Focuses executive efforts on specific long-term financial goals
•Value of future earned reward is tied to both financial performance and stock price
•Lessens the pay gap between the value of FactSet's long-term award grant value versus the market
•Maintains the five-year vest on stock options creating a strong ownership mentality and enhancing retention

Implemented common leverage percentages (threshold and stretch) for the short-term and long-term incentive programs for all members of the executive team	•Creates alignment among executives where the same company performance yields the same payout level as a percentage of salary •Provides internal equity and encourages a teamwork mentality
Re-mix salary versus short-term incentive
•Increased salaries (offset by reduced target bonuses) brings the executives closer to market-competitive levels and allows us the ability to better attract and retain talent
•Maintains a direct link to performance and continued push for greater performance throughout the year

Increased focus on measurable financial goals in our long-term incentive program	•New performance share unit plan tied to long-term financial goals including three-year cumulative adjusted revenue and adjusted operating earnings

Core Elements of Total Direct Compensation

In making compensation decisions, the Compensation and Talent Committee has sought to reinforce the correlation between FactSet’s performance and executive compensation. The Compensation and Talent Committee has designed the executive compensation program to motivate, retain, engage and appropriately reward our executive officers. Individual compensation levels for NEOs are based on FactSet's collective and strategic business unit ("SBU") operating performance and individual performance toward executing FactSet’s strategy, accelerating growth, and contributing to company-wide results. By encouraging NEOs to strive

2020 Proxy Statement 33

for outstanding individual and team performances, they are expected in turn to drive the positive performance of FactSet as a whole.

The core elements of our NEOs’ compensation package consist of base salary, annual incentive and long-term incentive, which we collectively refer to as "Total Direct Compensation." Incentive awards are composed of a mix of annual incentives in the form of cash and long-term incentive equity grants, which included stock options and performance share units in fiscal 2020. Taken together, Total Direct Compensation is tied to performance and closely linked to long-term growth, financial objectives, and stock price appreciation.

Total Compensation Element	Payment Form	Performance Measure	Strategy & Performance Alignment
Base Salary	Cash	•Intended to be competitive to attract and retain key employees

•Reviewed on an annual basis and is periodically adjusted to be based on individual performance and contributions, market trends, and competitive position

•There is no formula to review base salaries, and no one factor is weighted more heavily than another

Annual Incentive	Cash
Company Performance (80%)
•For corporate leadership, ASV Growth and Adjusted Operating Margin
•For SBU heads, ASV Growth and Adjusted Operating Margin on a company-wide level, plus business unit financial performance
•Minimum level of performance required for financial component of annual incentive
Individual Goals (20%)
•Key goals established for each NEO

•Rewards and recognizes annual accomplishment of key financial objectives

•Performance measures aligned with FactSet’s growth, both on a company-wide and business unit basis

•Minimum level of performance required to fund incentive payments. If one or more components of performance does not reach threshold level, some or all of the financial target portion of the annual incentive would not be paid to NEOs unless the Compensation and Talent Committee were to do so in its discretion

•Key individual goals are within the NEO’s area of responsibility and assessed annually

34 2020 Proxy Statement

Long-Term Incentives	Stock Options	•Stock price

•Increases alignment with stockholder interests

•Promotes an ownership mindset, as the awards can greatly increase in value as long as there is stock price appreciation

•NEOs only benefit if our stock price appreciates from the date of grant of the award

•Five-year vesting period encourages retention and long-term horizon

Long-Term Incentives	Performance Share Units	Company Performance •Adjusted Cumulative Operating Earnings •Adjusted Cumulative Revenues Stock Price
•Rewards and recognizes accomplishment of key financial objectives over a three-year period corresponding to FactSet's current three-year plan

•Performance measures aligned with FactSet’s growth

•Aligns with stockholder interests as the awards can greatly increase in value when there is stock price appreciation

Significant Percentage of Executive Pay is at Risk

Since executive compensation is delivered principally in the form of annual and long-term incentive awards, a significant portion of executive pay is at risk and dependent on our future performance.

Our long-term incentive awards in the form of stock options derive value directly from price appreciation in our common stock, which is, in most respects, a reflection of our performance and directly linked to stockholder returns. The stock option awards have no value if our common stock price does not appreciate prior to expiration of the stock options.

Our long-term incentive awards in the form of performance share units derive value only when we achieve the specified performance goals required for the performance share units to vest. Achievement of these goals reflects company performance and furthering FactSet's long-term strategy and is indirectly linked to stockholder returns. The performance share units have no value if we do not achieve the threshold performance targets specified in the performance share unit grants and have increased value if our common stock price appreciates.

2020 Proxy Statement 35

The below pay mix charts represent the proportion of target Total Direct Compensation attributed to base salary, target annual incentive opportunity, and target long-term incentives, both stock options and performance share units. The pay mix chart for NEOs represents the average target pay mix for the NEOs reported below in our Summary Compensation Table who were employed for the full 2020 fiscal year.

Fiscal 2020 Policies and Practices

Pay not only based on current operating results, but also rewards progress towards future growth

A substantial portion of NEO compensation is subject to achieving both short-term and long-term performance objectives that enhance stockholder value. FactSet is focused on ASV growth and Adjusted Operating Margin for our annual plan metrics. ASV growth is reflective of future sustainable performance and is a strong indicator of growth over the long term. Adjusted Operating Margin is reflective of profitable growth on a going forward basis.

Cash incentive compensation rewards annual (short-term) performance, while equity-based compensation promotes an ownership mindset (long-term). The allocation between annual incentive compensation and long-term equity compensation is based primarily on an evaluation of an executive’s overall role and contributions to FactSet, taking into account competitive practices. Equity-based compensation, specifically stock options and performance share units, represents a significant portion of total compensation for our NEOs. With stock options, NEOs only benefit if our stock price appreciates from the date of grant of the award. With performance share units, NEOs will derive value only if the threshold performance metrics established in the performance share unit award are satisfied and will receive increased value if our common stock price appreciates. The Compensation and Talent Committee has viewed options as a method, not only of encouraging the NEOs to drive performance in the long-term, but also of encouraging the retention of executives through the five-year option vesting schedule, which is longer than typical market practice.

The interests of NEOs as owners of stock and holders of long-term equity awards have been aligned in the past with those of stockholders due in part to the large share ownership such executives already maintained or have an opportunity to build. Our recent introduction of stock ownership guidelines that apply to our NEOs and other executives are intended to further this alignment between our NEOs and our stockholders.

Total compensation packages for different roles that balance external market pay with an internal framework

Total compensation packages are established by balancing external market pay with an internal framework considering each employee's contribution and a focus on collaboration. The Compensation and Talent Committee determines compensation and stock-based incentive awards for the NEOs during the same time frame that it approves pools for FactSet as a whole. For NEOs, compensation includes cash elements, which are targeted to be in line with the market, and equity opportunities that can be worth substantially more as we grow and outperform the competition or internal plans.
36 2020 Proxy Statement

Defined qualitative factors beyond the quantitative financial metrics

In addition to the financial metrics in the annual incentive plan, each NEO also has non-financial objectives that are set every year and focus the NEO’s efforts on specific business needs. These objectives may include leadership, talent development, commitment to diversity, special assignments, project management, governance objectives, engagement in global offices, exposure to employees, key clients, investors and analysts, and other specific individual performance objectives. The NEO’s achievement of certain goal levels as well as other accomplishments made during the year guide and influence the NEO’s salary, target annual incentive and equity award.

Attract and retain talented personnel

We operate in several highly competitive labor markets and must ensure that total compensation compares well with that offered by competitors in those markets. The Compensation and Talent Committee has designed executive compensation bearing in mind the compensation offered by other companies in the technology and financial information industry, to the extent such information is publicly available.

Decision-Making Process

Role of the Compensation and Talent Committee, Management, and Compensation Consultant

The Compensation and Talent Committee is responsible for reviewing and making decisions about executive policies and plans, including the amount of base salary, annual incentive and long-term incentive awarded to the NEOs, in accordance with FactSet’s established compensation philosophy. In addition, the Compensation and Talent Committee is responsible for administering the compensation plans in accordance with these objectives, strategy, and philosophy. In this process, the Compensation and Talent Committee evaluates information provided by its independent compensation consultant, the CEO, and other members of management. The Compensation and Talent Committee evaluates and approves various topics on an annual or as-needed basis, including, but not limited to, compensation levels and mix, compensation plan design, executive performance versus the plan, peer group, succession planning, and risk assessment.

In fiscal 2020, the Compensation and Talent Committee continued to engage Farient as its independent compensation consultant. Farient, the CEO, and other executives assist the Compensation and Talent Committee from time to time in its evaluation of compensation elements or program design by providing analysis, industry benchmarking information, historical information, year-over-year comparisons and clarifications regarding job duties and performance. Management also prepares reports that include, but are not limited to, topics such as succession planning, plan performance, annual objectives and goals, and other compensation practices. In fiscal 2020, Farient did an analysis of the peer group, compensation levels (e.g., competitiveness of base salary, annual incentive, long-term incentives) as well as incentive program design (e.g., annual incentive program targets and measures, long-term incentive plan targets, compensation methods, and performance measures).

FactSet has not entered into any employment agreements with any of its NEOs and as such, FactSet is not bound by any contractual salary, incentive grants or other compensation requirements for the NEOs except for the FactSet Research Systems Inc. Executive Severance Plan, which was put into place during fiscal 2020. See "Executive Severance Plan and Equity Award Agreements" below. Perquisites have historically constituted a very small portion of each NEO’s total compensation, primarily representing the dollar value of matching contributions to the FactSet 401(k) Plan made by FactSet on behalf of each NEO.

Performance Evaluation

The CEO’s performance is reviewed annually by the Compensation and Talent Committee and the full Board and informs all pay decisions. The CEO annually reviews the performance of each executive officer who reports to him, including the NEOs listed in the Summary Compensation Table. The Compensation and Talent Committee and CEO identify appropriate performance measures and propose performance objectives that are used in determining annual and long-term awards. More specifically, the Compensation and Talent Committee reviews materials outlining the individual performance of each NEO with respect to the NEO's goals and objectives for the past year, measured against financial goals for FactSet’s performance as well as quantitative

2020 Proxy Statement 37

performance in the individual executive’s functional area. Management also provides the Compensation and Talent Committee with materials regarding the overall financial performance of FactSet as well as operational and strategic accomplishments during the fiscal year that are all evaluated to determine the amount of the annual incentive awarded.

Peer Group Review

The Compensation and Talent Committee is provided executive compensation data of similarly situated NEOs at companies determined to be comparable to FactSet by the Compensation and Talent Committee.

For fiscal 2020, the Compensation and Talent Committee utilized a peer group that was selected based on criteria including companies that reflect FactSet’s industry, business focus, size and global presence. The peer screening also incorporated a focus on good corporate governance practices.

Peer Companies:
	Black Knight, Inc.	IHS Market Ltd.
	Core Logic, Inc.	Morningstar, Inc.
	CoStar Group, Inc.	MSCI, Inc.
	Envestnet, Inc.	RealPage, Inc.
	Equifax, Inc.	Splunk Inc.
	Fair Isaac Corporation	TransUnion
	Gartner Inc.	Verisk Analytics, Inc.

The following table indicates the revenue for the last completed fiscal year for FactSet and each of the companies in our peer group, as well as the market capitalization of FactSet and each peer company as of August 31, 2020 (the conclusion of our fiscal 2020 year).

Name	Most Recent FY Revenue (in $ millions)	Market Cap as of 8/31/2020 (in $ millions)
IHS Markit Ltd.	4,414.60	31,713.03
Gartner, Inc.	4,245.32	11,584.18
Equifax Inc.	3,507.60	20,437.65
TransUnion	2,656.10	16,485.47
Verisk Analytics Inc	2,607.10	30,312.58
Splunk Inc.	2,358.93	34,844.73
CoreLogic, Inc.	1,762.24	5,276.05
MSCI Inc. Class A	1,557.80	31,219.25
FactSet Research Systems Inc.	1,494.11	13,312.92
CoStar Group, Inc.	1,399.72	33,406.92
Morningstar, Inc.	1,179.00	6,873.83
Black Knight, Inc.	1,177.20	13,206.22
Fair Isaac Corporation	1,160.08	12,202.66
RealPage, Inc.	988.14	6,381.94
Envestnet, Inc.	900.13	4,462.58

38 2020 Proxy Statement

Additionally, the Compensation and Talent Committee utilized a reference peer group for compensation practices that includes companies that meet the peer group criteria but are larger than the peer group revenue range and are therefore not included in compensation level assessments. The reference group consists of: Broadridge Financial Solutions, Fidelity National Information Services, Intercontinental Exchange, Moody’s Corporation, Nasdaq, S&P Global, and Thomson Reuters.

As noted previously, the peer group and reference peer group were updated for consideration of fiscal 2020 compensation as part of our comprehensive executive officer total compensation market review. For fiscal 2019 compensation purposes, we had used a peer group consisting of CoStar Group, Inc., IHS Markit Ltd, Morningstar, Inc., MSCI Inc., SS&C Technologies, T. Rowe Price and Verint Systems Inc. In addition to the identified peer group, the compensation provided to NEOs at the following companies also was reviewed by the Compensation and Talent Committee in considering fiscal 2019 compensation: Federated Investors, Janus Capital Group, Inc., NASDAQ OMX, Verisk Analytics and Waddell & Reed Financial, Inc.

The Compensation and Talent Committee continually reviews the total target compensation for our NEOs against that of comparable executives of our peer group companies. When considering peer compensation levels, the Compensation and Talent Committee focuses on Total Direct Compensation comparisons, and continues to emphasize long-term equity. We believe that our pay mix is reflective of our goals of retaining top talent and aligning executives' interests with stockholder returns.

Compiled Benchmark Data

Farient and FactSet management prepare benchmarking and competitive data with respect to historical compensation and our defined peer group. The Compensation and Talent Committee utilizes this information in connection with establishing NEO compensation programs and parameters. In determining fiscal 2020 compensation, the Compensation and Talent Committee was provided executive compensation data of similarly situated NEOs at the companies making up the identified peer group with respect to the compensation provided to the NEOs. The materials presented to the Compensation and Talent Committee detailed the compensation by type, including salary, annual incentive and equity awards.

Compensation Approvals

The Compensation and Talent Committee reviews materials detailing the historical salary, annual incentive, total cash, equity awards and total compensation levels of the NEOs and other senior members of management. The conclusions reached and recommendations made are based on performance reviews, including with respect to salary adjustments and annual and long-term incentive awards that are presented to the Compensation and Talent Committee for approval. The Compensation and Talent Committee members then make their determinations as to the annual incentive, equity awards, and base salary. Management does not participate in this deliberation and the CEO is not present for discussions regarding his own compensation. During the same time frame, the Compensation and Talent Committee approves the total annual incentive and equity award pools for our operational areas as a whole, so that compensation to the NEOs is made in the larger context of compensation for all FactSet employees.

Elements of Compensation and Fiscal 2020 Performance

Our executive compensation program works to embed the goals and principles explained above across the various elements of compensation. The three major elements of executive officer compensation in fiscal 2020 were:

•Base salary;
•Annual cash incentive awards; and
•Long-term, equity-based incentive awards consisting of:
◦Stock option awards; and
◦Performance share unit awards.

2020 Proxy Statement 39

Base Salary

Base salaries are intended to be sufficiently competitive to attract and retain key employees. The Compensation and Talent Committee reviews salaries on an annual basis and makes periodic adjustments to base salary based on individual performance and contributions, market trends, competitive position, recommendations of the CEO for his direct reports, and FactSet’s financial situation. The Compensation and Talent Committee does not use a fixed formula to review base salaries. The goal is to ensure that total compensation packages (including base salaries, annual incentives, and long-term incentives of the NEOs) generally remain competitive when compared to peer group companies.

Based on this review and the conclusions drawn from the comprehensive executive officer total compensation market review discussed above in "Fiscal 2020 Compensation Structure and Incentive Program Changes," the Compensation and Talent Committee concluded that the base salary structure for our NEOs needed to be revised to be competitive with our peers and the market for similarly situated executives. The comprehensive executive officer total compensation market review indicated that our NEO base salary levels were significantly below those of our peers. Accordingly, base salaries for fiscal 2020 for our NEOs were increased as set out below. The fiscal 2020 increases bring our NEOs salaries closer to the midpoint of the comparable market-competitive range and allow us the ability to better attract and retain talent. In addition, the changes are intended to establish differentiation among our various NEOs based on individual role, scope and performance expectations. The increases in NEO salaries are also aimed at eliminating salary compression for employees below the executive level. As described below under "Annual Incentives," we implemented a corresponding reduction to our annual incentive plan target payments for NEOs intended to keep our NEO short-term compensation steady.

NEO	2019 Base Salary	2020 Base Salary
F. Philip Snow	$500,000.00	$530,000.00
Helen L. Shan	$300,000.00	$425,000.00
Goran Skoko	$300,000.00	$350,000.00
Gene D. Fernandez	$300,000.00	$375,000.00
Rachel R. Stern	$300,000.00	$350,000.00

Annual Incentive

The Compensation and Talent Committee has designed an annual cash incentive program to stimulate and support a high-performance environment by focusing such incentive compensation on the attainment of qualitative and quantitative guidelines and by recognizing superior performance. Each NEO has objectives that are established during the year (or near the date of beginning in the current role) and reviewed with the NEO. Annual company-level and operational-focused performance goals, as appropriate, serve to motivate executives, enhance collaboration and increase stockholder returns by focusing executive performance on those measures identified as being key drivers of our short and long-term business results.

As described above under "Base Salary," we increased the base salary levels for our NEOs for fiscal 2020. In connection with this, we also implemented a reduction to our annual incentive plan payment targets for fiscal 2020 for our NEOs to accommodate the fiscal 2020 increases in base salary, with the goal of keeping our overall NEO short-term compensation relatively consistent at target levels of fiscal 2020 performance.

During fiscal 2020, the Compensation and Talent Committee made some significant changes to the operation of our annual cash incentive program. Business unit-level performance goals were incorporated into annual incentive plan measurements for members of SBU management and were weighted at 30% of their annual incentive award targets. These goals were specific to each SBU and were based on FactSet's overall financial plan. We also implemented common payment percentages for performance at threshold (75%) and stretch (125%) levels of performance for all members of our management team to create alignment, provide internal equity and encourage teamwork. This also created a broader range of potential payout than in past years.

40 2020 Proxy Statement

With respect to the portion of the annual incentive award that was attributed to company-wide ASV Growth and Adjusted Operating Margin (80% for corporate management, 50% for SBU management), the fiscal 2020 financial results for those measures were compared against the goals established at the beginning of the year. The ASV Growth metrics for fiscal 2020 (threshold, target and stretch) were slightly below those set for our 2019 fiscal year annual incentive plan, reflecting our expectations for slightly slower growth during fiscal 2020 due to our increased investments for long-term growth as part of our three-year plan.

For fiscal 2020, we once again used ASV Growth and Adjusted Operating Margin as the company-wide metrics for our annual incentive plan. These metrics maintain a focus on growth, with a balance between responsible growth and maintaining efficiency. ASV at any given point in time represents the forward-looking revenues for the next twelve months from all subscription services currently supplied to clients and includes professional services fees billed in the last twelve months. Adjusted Operating Margin is calculated as Adjusted operating income divided by the sum of GAAP revenue plus the Deferred revenue fair value adjustment. Adjusted operating income is calculated by adding GAAP Operating income, Intangible asset amortization, Deferred revenue fair value adjustment, Impairment of investment and Other one-time items. These measures are publicly reported in our financial results.

For fiscal 2020, for members of SBU management, a component of their annual incentive plan was attributable to the performance of their respective business unit. Each SBU was assigned a specific ASV Growth and budget target at the beginning of the fiscal 2020 year, each of which varied by business unit and was aligned with FactSet's overall financial plan. At year end, the fiscal 2020 financial performance was compared against the goals established at the beginning of the year.

The fiscal 2020 annual incentive program also included an individual component for each NEO. For fiscal 2020, 20% of the annual incentive award for each NEO was based on the Compensation and Talent Committee’s subjective evaluation of the executives’ achievement of qualitative individual goals and other personal accomplishments set out in materials provided to the Compensation and Talent Committee by management.

The Compensation and Talent Committee agreed on the NEOs’ performance and related compensation through discussions with the CEO and in conjunction with its review of the performance of FactSet as a whole. The Compensation and Talent Committee determined the actual size of annual incentive payments awarded to each of the NEOs.

For fiscal 2020, the annual incentive goals and actual performance against these goals for corporate leadership were as follows:

Measures	Weighting	Base Performance	Target Performance	Stretch Performance	Actual Performance
ASV + Professional Services Growth	50%	$60M	$75M	$90M	$78.4M
Adjusted Operating Margin	30%	31.2%	32.2%	33.2%	33.6%
Key Goals (Individual)	20%	Base Rating	Target Rating	Stretch Rating	Varies
Payout as a Percent of Target		75%	100%	125%

So, for example, ASV Growth of $75 million coupled with Adjusted Operating Margin of 32.2% would have yielded 100% of the target bonus determined based on corporate financial results.

In fiscal 2020, FactSet achieved ASV Growth of $78.4 million and Adjusted Operating Margin of 33.6% and as a result 117% of the annual incentive award based on corporate performance was paid out.

2020 Proxy Statement 41

For fiscal 2020, the annual incentive goals for SBU leadership and actual performance against these goals were as follows:

Measures	Weighting	Elements of Measurement	Base Performance	Target Performance	Stretch Performance	Actual Performance
Corporate Performance	50%	ASV + Professional Services Growth	$60M	$75M	$90M	$78.4M
		Adjusted Operating Margin	31.2%	32.2%	33.2%	33.6%
SBU Performance	30%	ASV + Professional Services Growth & Budget Target	Threshold Unit Performance	Target Unit Performance	Stretch Unit Performance	Varies
Key Goals (Individual)	20%		Base Rating	Target Rating	Stretch Rating	Varies
Payout as a Percent of Target			75%	100%	125%

With respect to financial performance, Mr. Skoko was evaluated based on the performance of the Wealth Solutions unit against its predetermined goals. Based on this evaluation, 118% of the annual incentive award based on the Wealth Solutions unit performance was paid out to Mr. Skoko.

The Compensation and Talent Committee reviewed the personal goals for each NEO, as well as individual accomplishments of each NEO, in determining the total annual incentive relating to the 20% of the annual incentive award based on satisfaction of key goals. The fiscal 2020 individual goals of each NEO were as follows:

•Mr. Snow’s goals: Provide leadership for the FactSet organization to enable future growth and build overall capability and accountability; actively support diversity and inclusion initiatives to build an inclusive, energetic, ethical and high-performance culture; advance our path to our long term vision of market leading products and services.
•Ms. Shan's goals: Develop and advance the capabilities of the FactSet finance organization; provide productive analysis and communication to our stakeholders; execute on our pricing program.
•Mr. Skoko's goals: Take on global responsibilities as Managing Director of EMEA and Asia Pacific; provide complete enterprise-level solutions with broad content and analytical capabilities for clients of Wealth Solutions; engage with our largest and most strategic clients and prospects in Wealth Solutions.
•Mr. Fernandez’s goals: Lead digital transformation efforts organization-wide; differentiate FactSet content; focus on systems stability and security; partner to raise the level of engagement with clients to facilitate enterprise-wide solutions.
•Ms. Stern's goals: Continue oversight and administration of our Centers of Excellence; execute on our real estate strategy, including the move to our new Norwalk headquarters; oversee completion of our business continuity planning program; continue to build a world class FactSet legal team.

The Compensation and Talent Committee considered all the above, including the financial results for the target measures, the financial guidelines, the recommendations and evaluation by the CEO of the other NEOs, the achievement of individual goals and other personal accomplishments, and overall FactSet performance for the fiscal year. Using this total mix of information, the Committee made the following awards for the NEOs for fiscal 2020:

42 2020 Proxy Statement

NEO	Total Annual Incentive Opportunity	Total Annual Incentive Percentage Awarded	Total Annual Incentive Paid
F. Philip Snow	$1,060,000.00	112%	$1,181,900.00
Helen L. Shan	$450,000.00	118%	$533,000.00
Goran Skoko	$400,000.00	112%	$448,000.00
Gene D. Fernandez	$425,000.00	112%	$474,000.00
Rachel R. Stern	$400,000.00	118%	$474,000.00

In particular, for Mr. Snow, the Compensation and Talent Committee’s decision was based in part on its review of FactSet's fiscal 2020 financial performance, including that growth in ASV together with professional services fees exceeded target expectations. The Committee also evaluated Mr. Snow's overall leadership of the FactSet organization. The Committee put an emphasis on Mr. Snow’s efforts during fiscal 2020 in assuring the health and safety of our workforce and maintaining corporate momentum, teamwork and collaboration during the remote working era. The Committee noted Mr. Snow's contribution in advancing our efforts towards developing and launching market leading products and services and meeting key milestones. The Committee also considered Mr. Snow's contribution in advancing FactSet's efforts toward building a more inclusive workplace.

Long-Term Incentive

A significant portion of total compensation for each NEO consists of long-term, equity-based incentive compensation. The Compensation and Talent Committee determines the types and size of the long-term, equity-based incentives according to each NEO’s position within FactSet, competitive benchmarking, performance and contributions to FactSet. Our philosophy is built on the principles that equity compensation should seek to align executives' actions with stockholder interests; attract, retain, and motivate highly qualified executives; and balance the focus on short and longer-term performance objectives. The Compensation and Talent Committee considers each NEO’s performance history, his or her potential for future advancement, the CEO’s recommendations for awards (other than his own) and the value of existing vested and unvested outstanding equity awards in making its determination. The relative weight given to each of these factors varies among individuals at the Compensation and Talent Committee’s discretion.

For fiscal 2020, the long-term, equity-based incentive awards issued to our NEOs consisted of stock options and performance share unit awards, with each NEO being granted a long-term incentive award comprised of 50% service-based stock options and 50% performance share units. This was in contrast to fiscal 2019, when our NEOs received long-term incentive awards comprised solely of service-based stock options. The Compensation and Talent Committee has traditionally utilized stock option grants as its primary long-term, equity-based incentive tool, and believes that these have been generally successful in aligning management and stockholder interests. However, with FactSet's focus on implementing its three-year strategic business plan beginning in fiscal 2020, the Compensation and Talent Committee felt that it was appropriate to add a form of award that was more closely correlated to this time frame and would align our senior leaders with the specific corporate goals related to this critical three-year strategic plan.

The performance share units tie our executives to our long-term financial goals, which are key drivers of long-term sustainable stockholder value. We anticipate that the performance share units will provide greater transparency for plan participants as well as for stockholders. The long-term incentive program should provide a strong balance between stock options and performance share units, effectively creating line-of-sight to drivers of value and value creation overall. In addition, the Compensation and Talent Committee felt that inclusion of the performance share unit awards was a way to fill a competitive total compensation gap between FactSet and the market and incorporate a form of performance-based equity award to our overall compensation package. The Compensation and Talent Committee believed that providing a mix of options and performance share units at this time was the most effective way to promote equity ownership by the NEOs, reward them for solid operating performance and provide a retention incentive.

2020 Proxy Statement 43

The value of the long-term incentive awards granted to each NEO in fiscal 2020 were considerably greater than those awarded to our NEOs in fiscal 2019. The Compensation and Talent Committee felt that an increase in long-term incentive awards was the most appropriate method to fill a competitive total compensation gap between FactSet and the market, particularly when the long-term incentives being awarded incorporated a substantial performance-based component in the form of the performance share units.

Stock Option Awards

For fiscal 2020, the NEOs received 50% of their equity awards in the form of service-based stock options. These grants vest 20% per year on the anniversary date of the grant over a five-year period, consistent with the terms of our recent annual stock option grants. Stock options have been intended to align incentives with long-term stock performance and the interests of stockholders and act as a motivational and retention tool. All NEOs received their stock option grant on November 1, 2019. Each stock option had an exercise price of $255.87 per share. The dollar value of each stock option award was converted on the grant date to a fixed number of stock options for each NEO using a stock option pricing formula.

For fiscal 2020, the Compensation and Talent Committee approved stock option grants to our NEOs with the following values:

Name	Stock Options Grant Value
F. Philip Snow	$1,500,000
Helen L. Shan	$600,000
Goran Skoko	$300,000
Gene D. Fernandez	$300,000
Rachel R. Stern	$300,000

Performance Share Unit Awards

For fiscal 2020, the NEOs received 50% of their equity awards in the form of performance share unit awards. The performance share unit awards are focused on creating visibility to outcomes that should drive long-term value creation, based on three-year cumulative performance. The performance share units have been designed to align incentives with long-term stock performance and the interests of stockholders and act as a motivational and retention tool.

Each performance share unit represents the right to receive one share of FactSet common stock, subject to adjustment based on our performance during a three-year period from September 1, 2019 through August 31, 2022 (the "Performance Period") measured against certain specified performance goals established for the Performance Period based on our financial plan goals. The performance goals are based 50% on each of (a) our adjusted cumulative operating earnings during the Performance Period and (b) our adjusted cumulative revenues during the Performance Period.

Performance Share Unit Vesting Schedule
Threshold Level of Performance	Target Level of Performance	Stretch Level of Performance
50%	100%	150%

At the threshold level of performance, 50% of the performance share units will vest; at the target level of performance, 100% of the performance share units will vest; and at the maximum level of performance, 150% of the performance share units will vest. There will be vesting based on linear interpolation between these levels. No performance share units will vest if performance is below the threshold level, and performance above the maximum level will not result in vesting of additional performance share units. The target level of performance, which results in vesting of 100% of the performance share units, reflects growth and margins in fiscal 2022 as provided in guidance to our investors. The maximum level of performance, which results in vesting of 150% of the performance share units, is materially higher than the target level of performance and reflects significantly increased levels of growth in revenues and earnings.

44 2020 Proxy Statement

All NEOs received their performance share unit awards on November 1, 2019. The dollar value of each performance share unit award was converted on the grant date to a fixed number of performance share units for each NEO using an equity pricing formula. Any performance share units earned will vest on the third anniversary of the grant date (November 1, 2022). For fiscal 2020, the Compensation and Talent Committee approved performance share unit awards to our NEOs with the following values:

Name	Performance Share Unit Award Value
F. Philip Snow	$1,500,000
Helen L. Shan	$600,000
Goran Skoko	$300,000
Gene D. Fernandez	$300,000
Rachel R. Stern	$300,000

Executive Severance Plan and Equity Award Agreements

On February 29, 2020, we adopted the FactSet Research Systems Inc. Executive Severance Plan (the “Executive Severance Plan”) with an effective date of March 1, 2020. The Executive Severance Plan covers the CEO and the other NEOs (among other executives and subject to any designation otherwise by the Compensation and Talent Committee) (collectively, the “Executives”). We put the Executive Severance Plan in place in order to establish the payments and benefits to be provided in connection with an Executive’s separation from FactSet under various circumstances, subject to the Executive’s ongoing compliance with applicable restrictive covenants, including non-competition, non-solicitation and confidentiality and execution of a general release of claims in favor of FactSet.

The Compensation and Talent Committee approved adoption of the Executive Severance Plan to establish a standard approach for dealing with Executives upon separation from FactSet, ensuring equitable treatment of Executives in similar situations, and eliminating individual negotiations. The Executive Severance Plan further serves to enhance attraction and retention of Executives, providing financial protection to Executives and aligning their interests with those of stockholders by enabling Executives to focus on long-term value creation rather than job stability during transformational periods such as a potential change-in-control situation. Through the Executive Severance Plan, we may also, to the extent permissible by law, bind departing Executives with restrictive covenants such as non-competition, non-solicitation and confidentiality that will benefit FactSet.

The Executive Severance Plan provides that in the event an Executive’s employment is terminated without cause (as defined in the Executive Severance Plan), other than during the two-year period following a change of control (as defined in the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated (the “Equity Plan”)), the Executive would be entitled to cash severance payments equal to (i) one times the sum of base salary and target bonus (1.5 times for the CEO) paid in substantially equal installments, (ii) a pro rata annual bonus under our annual incentive plan in respect of the year of termination based on actual performance (with individual performance goals deemed achieved at not less than target) and paid when bonuses are normally paid to other senior executives, (iii) reimbursement of the cost of continued coverage under our group health plan for 12 months (18 months for the CEO) and (iv) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by FactSet. Such severance payments and benefits would be subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of FactSet, which would require compliance with existing non-competition, non-solicitation and confidentiality covenants. In the event an Executive breaches the separation agreement, the Executive would forfeit the unpaid portion of any severance payments and benefits and we would be entitled to recover any amounts paid to the Executive prior to the date of the breach.

In addition, the Executive Severance Plan provides that in the event an Executive’s employment is terminated without cause or by the Executive for good reason (as defined in the Executive Severance Plan) within two years following a change of control, the Executive would be entitled to cash severance payments equal to (i) 1.5 times the sum of base salary and target bonus (2 times for the CEO) and a pro rata target bonus in respect of the year of termination, in each case, payable in a lump sum within 10 days following such termination, (ii) reimbursement of the cost of continued coverage under our group health plan for 18 months

2020 Proxy Statement 45

(24 months for the CEO) and (iii) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by FactSet.

In connection with our adoption of the Executive Severance Plan, we also entered into an equity award letter agreement (the “Equity Award Agreement”) with each of the Executives. The Equity Award Agreements establish what will happen to equity awards granted to an Executive in connection with the Executive’s separation from FactSet under various circumstances, subject to the Executive’s ongoing compliance with applicable restrictive covenants, including non-competition, non-solicitation and confidentiality. The Equity Award Agreements amend the terms of each Executive’s outstanding unvested stock options, restricted stock units ("RSUs") and performance share units ("PSUs") granted pursuant to the Equity Plan. The Equity Award Agreements also apply to future awards granted to each Executive (unless a particular grant provides otherwise), but do not affect vested awards. The Compensation and Talent Committee approved the Equity Award Agreements for the same reasons described above in connection with the adoption of the Executive Severance Plan.

Each Equity Award Agreement provides that in the event an Executive’s employment is terminated without cause (as defined in the Executive Severance Plan), other than during the two-year period following a change of control (as defined in the Equity Plan), the Executive’s options and RSUs granted at least one year prior to termination will each vest in the next tranche and PSUs granted at least one year prior to termination will vest pro rata based on length of service before termination and actual achievement of goals for the full performance period. The Equity Award Agreement further provides that options are exercisable for 90 days after termination (or until expiration, if shorter), RSUs are settled on the regular vesting date and PSUs are settled at the end of the performance period. In accordance with the one-year minimum vesting requirement in the Equity Plan, all awards granted less than one year before termination will be forfeited, and all other awards that do not vest will be forfeited as well. Vesting is subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of FactSet, which requires compliance with existing non-competition, non-solicitation and confidentiality covenants.

In the event an Executive’s employment is terminated without cause or by the Executive for good reason (as defined in the Executive Severance Plan) within two years following a change of control, the Executive’s options and RSUs will vest in full and PSUs will vest with respect to the portion equal to the greater of (i) the pro rata portion based on length of service before termination and deemed achievement of goals at target levels and (ii) the portion of the award that vests based on actual performance through the change of control. The Equity Award Agreement further provides that options are exercisable for one year after termination (or until expiration, if shorter) and RSUs and PSUs are settled within 10 days after termination.

In addition, in the event an Executive’s employment is terminated due to death or disability (as defined in the Executive Severance Plan), the Executive’s options and RSUs granted at least one year prior to termination will vest in full and PSUs granted at least one year prior to termination will vest assuming achievement of performance goals at target levels, with options remaining exercisable for one year after termination (and an additional 180-day period in the event of death following termination due to disability) (or until expiration, if shorter), and RSUs and PSUs settled within ten days after termination. All awards granted less than one year prior to termination will be forfeited.

In the event an Executive retires (as defined in the Equity Award Agreement, which requires the Executive to be at least 60 years of age and with at least 10 full years of service at FactSet), the Executive’s options granted at least one year prior to termination will continue to vest, RSUs granted at least one year prior to termination will continue to vest in the next tranche only, and PSUs granted at least one year prior to termination will continue to vest subject to achievement of performance goals. Options will remain exercisable through the 90-day period following vesting of the final tranche of an option grant (or until expiration, if shorter), or, if earlier, the 90-day period following the date of noncompliance with any existing non-competition, non-solicitation and confidentiality covenants, RSUs will be settled on the regular vesting date and PSUs will be settled at the end of the performance period. All outstanding awards that do not vest on retirement (including awards granted less than one year before termination) will be forfeited. Continued vesting is subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of FactSet, which requires compliance with existing non-competition, non-solicitation and confidentiality covenants through the date of vesting (even if beyond the date the covenants would ordinarily expire).

46 2020 Proxy Statement

In the event of a change of control after an Executive retires, any options and RSUs that are outstanding following retirement and unvested as of the date of the change of control will vest in full, and PSUs that are outstanding following retirement and unvested as of the date of the change of control will vest based on deemed achievement of performance goals at the greater of target and actual performance through the change of control, with options remaining exercisable for one year after the change of control (or until expiration, if shorter) and RSUs and PSUs settled within ten days after the change of control.

In addition, in the event of an Executive’s death following retirement, any options and RSUs that are outstanding following retirement and unvested as of the date of death will vest in full and any PSUs that are outstanding as of retirement and unvested as of the date of death will remain outstanding and eligible to vest based on actual performance, with options remaining exercisable for one year after death (or until expiration, if shorter), RSUs settled within ten days after death and PSUs settled at the end of the performance period.

Anti-Hedging and Anti-Pledging Policy

Transactions involving financial instruments (including, for example, prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of FactSet securities are prohibited. Our employees, including our NEOs and other executives, and our directors are prohibited under our Insider Trading Policy from holding FactSet securities in a margin account or pledging FactSet securities as collateral for a loan. We recently removed from our Insider Trading Policy a limited exception to this prohibition on the pledging of FactSet stock as collateral for a loan.

Forfeiture of Prior Compensation - Clawback Policy

On June 18, 2020, the Board revised and updated the FactSet Research Systems Inc. Incentive Compensation Recoupment Policy (the "Clawback Policy"), which had been in place since October 24, 2017. The Clawback Policy applies to all our officers under Section 16 of the Exchange Act, including all of our NEOs, and provides that:

•If FactSet’s financial statements must be restated for any reason, then the Board may, at its sole discretion, take action to recoup all or part of any Incentive Compensation (i.e., any cash compensation or an award of equity compensation from FactSet that is based in whole or in part on the achievement of financial performance) received by a covered officer. The amount of Incentive Compensation to be recouped in such circumstances would equal the amount by which the Incentive Compensation actually paid or awarded to a covered officer for the relevant period exceeded the lower payment that would have been made (or lesser or no vesting that would have occurred) based on the restated financial results, net of income taxes paid by the covered officer in respect of such payment or award. In determining whether to take action to recoup any Incentive Compensation received by a covered officer, the Board shall take into consideration whether the covered officer engaged in Misconduct (as defined in the Clawback Policy) that caused the restatement or knowingly or through gross negligence failed to prevent the Misconduct that caused the restatement if such officer was in a position to do so.

•If the Board concludes that a covered officer committed Misconduct resulting in material financial or reputational harm to FactSet, regardless of the occurrence of a restatement, the Board may seek recovery of all or a portion of the Incentive Compensation awarded to such officer for the performance period in which the Misconduct occurred. The Board may seek recovery of Incentive Compensation even if the Misconduct by the covered officer did not result in an award or payment greater than would have been awarded absent the Misconduct. As this clawback provision was first adopted on June 18, 2020, it applies only to Incentive Compensation granted on or after that date.

•The Board will determine, in its sole discretion and to the extent permitted by applicable law, the method for recouping Incentive Compensation under the Clawback Policy, which may include, without limitation, clawing back incentive compensation (bonus and equity) received by covered officers or withholding future compensation.

•The Clawback Policy allows for a three-year “look back” period on incentive compensation clawbacks.

2020 Proxy Statement 47

Additionally, the Equity Plan authorizes the Board to recover, or “clawback,” equity compensation from NEOs based on their engagement in any competitive activities or acts of solicitation during their period of employment and for two years thereafter, including:

▪Own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of FactSet or its subsidiaries (Competitive Activity); or

▪For themselves or any person or business entity, induce or attempt to induce any employee of FactSet or its subsidiaries to terminate employment with FactSet or its subsidiaries or solicit, entice, take away or employ any person employed by FactSet or its subsidiaries (Solicitation).

For these purposes, the officer’s ownership of securities of a public company not in excess of one percent of any class of such securities shall not be considered to be in competition with FactSet or its subsidiaries. If the officer engages in a competitive activity or solicitation, as determined by the Board in good faith, the stock options then held by the officer would expire as of the date that the officer first engaged in such activity and FactSet would have the right to acquire any shares of stock then owned by the officer as the result of the exercise of an award at a price equal to the lesser of the fair market value of such shares or the aggregate exercise price paid therefore by the officer. FactSet would also have the right to require the officer to return any other gain (whether or not realized) the officer had on the exercise of any awards granted.

Stock Ownership and Holding Guidelines

On September 22, 2020, our Board adopted the FactSet Research Systems Inc. Executive and Director Stock Ownership and Holding Guidelines (the "Stock Ownership Guidelines"). The Stock Ownership Guidelines require our non-employee directors ("Covered Directors") and certain of our senior executives ("Covered Officers"), including all of our NEOs, to maintain a material personal financial stake in FactSet to promote a long-term perspective in managing the enterprise and to align stockholder, executive and director interests. The Stock Ownership Guidelines require the Covered Directors and Covered Officers to maintain the following minimum equity stakes in FactSet commencing five years from the later of the date of the Stock Ownership Guidelines and the date such individual becomes covered under the Stock Ownership Guidelines (the "Target Date").

Covered Officers and Covered Directors
Role	Minimum Ownership Target
Chief Executive Officer	6x annual base pay
Chief Financial Officer	3x annual base pay
Other direct reports of the CEO	2x annual base pay
Covered Directors	$400,000

We will calculate compliance with the Minimum Ownership Target annually for each Covered Officer and Covered Director and will notify all Covered Officers and Covered Directors of the status of their compliance with their Minimum Ownership Target so they may determine whether they must hold additional equity. If a Covered Officer or a Covered Director has not met the applicable Minimum Ownership Target by the Target Date, such Covered Officer or Covered Director thereafter must retain at least 50% of all net shares (post tax) from the exercise, vesting, or payment of any equity awards until such Minimum Ownership Target is achieved.

Exceptions to the Stock Ownership Guidelines may be made at the discretion of the Board if compliance would create severe hardship or prevent a Covered Officer or Covered Director from complying with a court order, such as part of a divorce settlement. It is expected that these instances will be rare. If an exception is granted in whole or in part, the Board will, in consultation with the affected Covered Officer or Covered Director, develop an alternative stock ownership guideline for such individual that reflects both the intention of the Stock Ownership Guidelines and such individual’s circumstances.

48 2020 Proxy Statement

For the purposes of determining ownership levels, the following forms of equity interests in FactSet count towards stock ownership pursuant to the Stock Ownership Guidelines: (a) shares held outright or beneficially owned by the Covered Officer or Covered Director; (b) shares held by the spouse or dependent children, if living in the same household, of the Covered Officer or Covered Director; (c) shares held in trust for the economic benefit of the Covered Officer or Covered Director, or the spouse or dependent children, if living in the same household, of the Covered Officer or Covered Director; (d) shares held in the employee stock purchase plan by the Covered Officer; (e) vested shares held in a 401(k), IRA, or other retirement plan by the Covered Officer or Covered Director; and (f) 75% of vested unexercised stock options that are in the money and are held by the Covered Officer or Covered Director.

Tax Considerations

In establishing individual executives’ compensation levels, we do not explicitly consider accounting and tax issues. Our tax deduction for compensation paid to each of the NEOs who are subject to the compensation limits of Section 162(m) of the Internal Revenue Code is capped at $1 million per NEO. Section 162(m) previously provided an exemption from the $1 million cap for compensation that qualified as “performance-based," and our intention was for our long-term incentive award programs for NEOs to qualify for that exemption. For fiscal year 2018 presented in this Proxy Statement, we believe that the stock-based awards granted met the requirements for “performance-based” compensation under Section 162(m) at the time of grant. Our annual incentive cash award did not meet these requirements. On December 20, 2017, Congress passed the Tax Cuts and Jobs Act, which repealed the exception for performance-based compensation from the Section 162(m) limitation. This repeal is effective for tax years beginning after December 31, 2017. Thus, compensation paid to our NEOs (and any person who was an NEO for any fiscal year beginning with fiscal year 2018) in excess of $1 million in fiscal years 2019 and 2020 and thereafter will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The repeal means that even performance-based compensation will be subject to the Section 162(m) limitation. Due to some uncertainties around the application and interpretation of the repeal of the performance-based exception of Section 162(m) to current awards, certain amounts of compensation may fail to be deductible under Section 162(m), even if such compensation was intended to satisfy the requirements for deductibility. This change to the tax law will have an impact on Section 162(m) going forward, and we will monitor the impact of these changes. The Compensation and Talent Committee has in the past reserved the right to provide compensation that does not qualify for deduction under Section 162(m). We will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.
Compensation Risk Assessment

The Compensation and Talent Committee annually assesses, with the assistance of management, our compensation policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on FactSet. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on FactSet. In reaching this determination, we took into account the design elements of our compensation policies and practices, including a mixture of cash and equity-based compensation, multi-year vesting of equity awards, a clawback policy for senior executives, the use of multiple financial performance measures and internal controls over financial reporting, reasonable performance goals, and oversight by the Compensation and Talent Committee. Based on this analysis, the Compensation and Talent Committee concluded that our compensation programs, both executive and broad-based, provide multiple effective safeguards to protect against unnecessary risk-taking, effectively balancing risk and reward in the best interest of our stockholders.

2020 Proxy Statement 49

COMPENSATION AND TALENT COMMITTEE REPORT

The Compensation and Talent Committee (the “Committee”) is responsible for administering FactSet’s executive compensation policies and practices. The Committee is comprised solely of independent directors and reports regularly to the Board. Independent directors are not eligible to participate in any of the plans or programs the Committee administers. In fiscal 2020, the Committee reviewed compensation, including equity-based awards, for each NEO and the CEO’s direct reports. The Committee reviews and approves the aggregate number of equity-based awards granted to all employees of FactSet. The Committee also reviews the compensation, including stock and option-based awards, for each member of senior management including those employees who report directly to the CEO. The Committee believes that the fiscal 2020 compensation of the NEOs was aligned with FactSet’s performance and returns to stockholders and provided a balanced mix between base pay and incentive compensation.

The Compensation and Talent Committee reviewed and discussed with management the “Compensation Discussion and Analysis” above and recommended to the Board that it be included in this Proxy Statement. The Compensation and Talent Committee has represented to management that, to the extent that the “Compensation Discussion and Analysis” purports to disclose the Compensation and Talent Committee’s deliberations and philosophy in making executive compensation decisions and policy, it is accurate and materially complete.

SUBMITTED BY THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS

Laurie Siegel, Chair
Malcolm Frank
Joseph R. Zimmel

50 2020 Proxy Statement

EXECUTIVE COMPENSATION

The tables below present compensation information for each of our NEOs followed by a narrative discussion of compensation that each NEO could receive when their employment with us terminates under various circumstances or upon a change in control of the Company. The tables include footnotes and other narrative explanations important for your understanding of the compensation information in each table.

The first table below, the Summary Compensation Table, sets forth the compensation earned by the NEOs for services rendered to us in all capacities for each respective fiscal year. Our NEOs include our Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers (other than the Principal Executive Officer and Principal Financial Officer during fiscal 2020.

Summary Compensation Table

The following table summarizes the compensation earned or awarded to each NEO for fiscal years 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)

F. Philip Snow(7) Chief Executive Officer	2020	$525,846	$—	$1,500,061	$1,500,055	$1,181,900	$—	$11,200	$4,719,062
	2019	$470,192	$—	$—	$1,499,977	$900,000	$—	$13,892	$2,884,061
	2018	$445,833	$1,150,000	$—	$1,500,000	$—	$—	$33,676	$3,129,509

Helen L. Shan(8) Executive Vice President and Chief Financial Officer	2020	$412,500	$—	$600,172	$600,034	$533,000	$—	$14,931	$2,160,637
	2019	$293,077	$225,000	$—	$750,004	$555,000	$—	$16,500	$1,839,581

Goran Skoko (8) Executive Vice President, Managing Director EMEA and APAC, Head of Wealth Solutions	2020	$345,000	$—	$300,209	$300,047	$448,000	$—	$176,325	$1,569,581

Gene D. Fernandez Executive Vice President, Chief Technology and Product Officer	2020	$367,500	$—	$300,209	$300,047	$474,000	$—	$13,438	$1,455,194
	2019	$300,000	$—	$—	$399,945	$495,000	$—	$11,000	$1,205,945
	2018	$225,000	$450,000	$—	$750,000	$—	$—	$7,846	$1,432,846

Rachel R. Stern(8) Executive Vice President, Chief Legal Officer, Global Head of Strategic Resources and Secretary	2020	$345,000	$—	$300,209	$300,047	$474,000	$—	$12,692	$1,431,948
	2019	$298,558	$—	$—	$524,952	$430,000	$—	$11,654	$1,265,164

1.The amounts set forth in the Bonus column list discretionary cash bonuses awarded for services rendered during the applicable fiscal year. Annual variable compensation payments are made within two months following the end of each fiscal year. For fiscal 2020 and 2019, FactSet compensated the NEOs under a non-equity incentive plan in place of a bonus plan; no non-equity incentive plan existed in years prior to fiscal 2019.
2.The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of performance share unit ("PSU") awards granted during the applicable fiscal year, computed in accordance with ASC Topic 718. The assumptions made for the valuation of PSU awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2020 Annual Report on Form 10-K. The grant date fair value of PSU awards is measured by reducing the grant date price of FactSet's common stock by the present value of the dividends expected to be paid on the underlying stock during the requisite vesting period, discounted at the appropriate risk-free interest rate. The PSUs

2020 Proxy Statement 51

entitle the holders to shares of common stock upon vesting on the third anniversary of the grant date, subject to the achievement of certain performance metrics, but not to dividends declared on the underlying shares while the PSUs are unvested. A PSU has value only if FactSet achieves the threshold level of performance set forth in the PSU award.
3.The amounts set forth in the Option Awards column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of the stock options granted to each of our NEOs during the fiscal year ending August 31, 2020. The Company utilizes a lattice-binomial model to estimate the fair value of stock options on the date of grant (or, in the case of a modified option, the date of modification). The assumptions made for the valuation of stock option awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2020 Annual Report on Form 10-K. A stock option has value only if the Company’s stock price increases above the stock option exercise price (an “in-the-money” option). If an NEO exercises an in-the-money stock option, he or she would then realize an actual gain. Any gain actually realized for stock options exercised in fiscal 2020 is reported in the “Option Exercises and Stock Vested” table.
4.The amounts set forth in the Non-equity Incentive Plan Compensation column represent the annual cash incentives based on the performance of the individual NEO and the performance of FactSet relative to pre-determined objectives for the fiscal year.
5.The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the aggregate annual increase in actuarial present value of accumulated benefit under defined benefit plans during the applicable year. None of our NEOs participated in any defined benefit or actuarial pension plans in fiscal year 2020.
6.The amounts set forth in the All Other Compensation column include employer payments to the applicable individual NEOs for matching contributions to the FactSet 401(k) Plan, expatriate cost of living, housing and education allowances, and other benefits. The following table summarizes the amounts shown in the All Other Compensation column for fiscal 2020.

	All Other Compensation in Fiscal 2020
Name	Company Contributions to 401(K) Plans(6a)	Expatriate Allowance(6b)	Other(6c)	Total All Other Compensation
F. Philip Snow	$11,200	$—	$—	$11,200
Helen L. Shan	$14,931	$—	$—	$14,931
Goran Skoko	$12,692	$143,535	$20,098	$176,325
Gene D. Fernandez	$13,438	$—	$—	$13,438
Rachel R. Stern	$12,692	$—	$—	$12,692

a) Amounts shown reflect Company matching contributions to individual NEO's employee 401(k) accounts.
b) Pursuant to Mr. Skoko's expatriate package, Mr. Skoko received a cost of living allowance of $64,168, a housing allowance of $56,555, and an education allowance of $17,708. Additionally, Mr. Skoko received an automobile allowance, relocation fee and tax preparation services, cumulatively valued at less than $5,000. Various elements in Mr. Skoko's expatriate package have been converted into U.S. dollars from British pounds based on the average exchange rate for the 2020 fiscal year.
c) Reflects tax reimbursement payments made to Mr. Skoko in fiscal 2020 for calendar year 2019 taxable expenses.
7.Mr. Snow received no additional compensation for serving on the Company’s Board of Directors during any of the years presented.
8.Compensation is shown only for those years the executive was a NEO.

52 2020 Proxy Statement

Grants of Plan-Based Awards
During fiscal 2020, awards were made to our NEOs under two separate plans or programs:

•Our annual cash incentive plan; and
•Our long-term, equity-based incentive plan, pursuant to which we granted stock option awards and performance share unit awards.

The following table provides information on all plan-based awards granted during fiscal 2020 to each NEO. There can be no assurance that the grant date fair value, as listed in this table, will ever be realized. The grant date fair value of the performance share unit awards are included in the "Stock Awards" column of the Summary Compensation Table and the grant date fair value of the stock option awards are included in the "Option Awards" column of the Summary Compensation Table.

Grants of Plan Based Awards Table
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards:	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Type of Award	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Securities Underlying Options (#)
Snow	Options(3)	11/1/19							24,922	$255.87	$1,500,055
	PSUs(4)	11/1/19				3,053	6,106	9,159			$1,500,061
	AIP(5)		$795,000	$1,060,000	$1,325,000
Shan	Options(3)	11/1/19							9,969	$255.87	$600,034
	PSUs(4)	11/1/19				1,222	2,443	3,665			$600,172
	AIP(5)		$337,500	$450,000	$562,500
Skoko	Options(3)	11/1/19							4,985	$255.87	$300,047
	PSUs(4)	11/1/19				611	1,222	1,833			$300,209
	AIP(5)		$300,000	$400,000	$500,000
Fernandez	Options (3)	11/1/19							4,985	$255.87	$300,047
	PSUs(4)	11/1/19				611	1,222	1,833			$300,209
	AIP(5)		$318,750	$425,000	$531,250
Stern	Options(3)	11/1/19							4,985	$255.87	$300,047
	PSUs(4)	11/1/19				611	1,222	1,833			$300,209
	AIP(5)		$300,000	$400,000	$500,000

Options - Stock Options
PSUs - Performance Share Units
AIP - Annual Incentive Plan

(1)On October 24, 2019, the Compensation and Talent Committee approved the total number of stock option and performance share unit ("PSU") awards to be allocated among all eligible employees and specifically approved the stock option and performance share unit awards to be granted to the NEOs. The Compensation and Talent Committee designated November 1, 2019 as the actual grant date for the annual equity grant.
(2)The amounts set forth in the Grant Date Fair Value of Stock and Option Awards column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of the stock options and PSUs granted to each of our NEOs during the fiscal year ending August 31, 2020. The Company utilizes a lattice-binomial model to estimate the fair value of new stock options on the date of grant (or, in the case of a modified option, the date of modification). The assumptions made for the valuation of stock option awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2020 Annual Report on Form 10-K. A stock option has value only if the Company’s stock price increases above the stock option exercise price (an “in-the-money” option). If an NEO exercises an in-the-money stock option, they would then realize an actual gain. Any gain actually realized for stock options exercised in fiscal 2020 is reported in the “Option Exercises and Stock Vested” table. The PSUs granted to employees entitle the holders to shares of FactSet common stock upon vesting on the

2020 Proxy Statement 53

third anniversary of the grant date, subject to the achievement of certain performance metrics, but not to dividends declared on the underlying shares while the PSUs are unvested. The grant date fair value of PSUs is measured by reducing the grant date price of FactSet's common stock by the present value of the dividends expected to be paid on the underlying stock during the requisite vesting period, discounted at the appropriate risk-free interest rate.
(3)Options granted under the annual equity grant on November 1, 2019 vest 20% on each anniversary date of the grant over a five-year period. The option awards are service-based and do not contain performance criteria. The option exercise price is equal to 100% of the closing price of the Company’s common stock on the NYSE on November 1, 2019.
(4)Each performance share unit granted under the annual equity grant on November 1, 2019 represents the right to receive one share of FactSet common stock, subject to adjustment based on our performance during a three-year period from September 1, 2019 through August 31, 2022 (the "Performance Period") measured against certain specified performance goals established for the Performance Period based on our financial plan goals. The performance goals are based 50% on each of (a) our adjusted cumulative operating earnings during the Performance Period and (b) our adjusted cumulative revenues during the Performance Period. Any performance share units earned will vest on the third anniversary of the grant date (November 1, 2022).
(5)These amounts represent the payments which potentially could have been earned under our fiscal 2020 annual cash incentive program.

Outstanding Equity Awards at Fiscal Year-End

The table below shows each NEO’s outstanding equity grants at August 31, 2020.

•For each outstanding stock option grant, the table shows the stock options that have vested (or that are “Exercisable”) and those not yet vested (or that are “Unexercisable”). One stock option represents the right to buy one share of FactSet common stock.

•For each outstanding equity incentive plan award, the table shows the performance share units ("PSUs") that have not yet vested. Each PSU represents the right to receive one share of FactSet common stock, subject to adjustment based on our performance during a three-year period from September 1, 2019 through August 31, 2022 (the "Performance Period"), measured against certain specified performance goals established for the Performance Period. The performance goals are based 50% on each of (a) our adjusted cumulative operating earnings during the Performance Period and (b) our adjusted cumulative revenues during the Performance Period.

54 2020 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End Table
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Snow	11/3/14	7,076	—	(1)	$131.31	11/3/24
	7/1/15	66,667	53,333	(2)	$164.90	7/1/25
	11/1/16	19,776	13,185	(3)	$152.28	11/1/26
	11/2/17	12,430	18,645	(3)	$189.98	11/2/27
	11/1/18	5,284	21,138	(3)	$221.88	11/1/28
	11/1/19	—	24,922	(3)	$255.87	11/1/29			9,159	$3,209,314	(4)

Shan	9/28/18	2,639	10,556	(3)	$223.71	09/28/28
	11/1/19	—	9,969	(3)	$255.87	11/1/29			3,665	$1,284,216	(4)

Skoko	11/3/14	982	—	(1)	$131.31	11/3/24
	11/2/15	6,375	1,594	(3)	$175.20	11/2/25
	11/1/16	4,563	3,043	(3)	$152.28	11/1/26
	11/2/17	2,486	3,729	(3)	$189.98	11/2/27
	11/1/18	1,761	7,046	(3)	$221.88	11/1/28
	11/1/19	—	4,985	(3)	$255.87	11/1/29			1,833	$642,283	(4)

Fernandez	12/22/17	6,146	9,217	(3)	$192.11	12/22/27
	11/1/18	1,409	5,636	(3)	$221.88	11/1/28
	11/1/19	—	4,985	(3)	$255.87	11/1/29			1,833	$642,283	(4)

Stern	11/1/12	1,233	—		$92.22	11/1/22
	11/3/14	2,920	—	(1)	$131.31	11/3/24
	11/2/15	2,124	532	(3)	$175.20	11/2/25
	11/1/16	3,804	2,535	(3)	$152.28	11/1/26
	11/2/17	2,486	3,729	(3)	$189.98	11/2/27
	11/1/18	1,849	7,398	(3)	$221.88	11/1/28
	11/1/19	—	4,985	(3)	$255.87	11/1/29			1,833	$642,283	(4)

(1)These stock options vest 60% on the third anniversary date of the award and the remaining 40% vest on the fifth anniversary date of the award.
(2)These options vest 11.11% upon each anniversary date of the grant and will be fully vested after nine years (on July 1, 2024).
(3)These options vest 20% on each anniversary date of the award over a five-year period.
(4)Performance share units ("PSUs") that are subject to vesting contingent on satisfaction of pre-established performance goals measured over a thee-year period. The number of shares shown with respect to PSU awards assumes maximum-level performance. The market value of the PSU awards that have not vested is calculated by multiplying the number of PSUs that have not vested by the closing price of a share of FactSet common stock on August 31, 2020, which was $350.40. PSUs do not entitle the holder to dividends declared on the underlying shares while the PSUs are unvested.

2020 Proxy Statement 55

Option Exercises and Stock Vested

The following table sets forth information regarding the number and value of stock options exercised and stock awards vested for each NEO during fiscal 2020. Exercised stock options and vested stock from stock awards are not required to be held for a specified period.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting

F. Philip Snow(2)	18,905	$3,048,142	—	$—
Helen L. Shan	—	$—	—	$—
Goran Skoko	3,000	$657,760	—	$—
Gene D. Fernandez	—	$—	—	$—
Rachel R. Stern	6,441	$1,190,857	—	$—
(1)Based upon the market price of the purchased shares on the exercise date less the stock option exercise price paid for such shares.
(2)On October 1, 2018 and October 1, 2019, Mr. Snow entered into approved share trading plans, pursuant to Rule 10b5-1, with effective dates of January 1, 2019 and January 1, 2020, respectively, in order to facilitate his exercise of non-qualified stock options. Mr. Snow had no discretion with regard to the timing of the exercise of his non-qualified stock options under the plans. A broker executes trades pursuant to parameters established by Mr. Snow when the plans were established. Transactions under the plans were disclosed publicly through Form 144 and Form 4 filings with the SEC.

Nonqualified Deferred Compensation

We do not have a Compensation Deferral Program for NEOs, thus the nonqualified deferred compensation table has been omitted for fiscal 2020.

Employee Benefit Plans

We sponsor benefit plans for the majority of our domestic and foreign employees. The U.S. defined contribution plan includes employer matching contributions to the FactSet 401(k) Plan. Contributions to foreign benefit plans were not material to FactSet on either an individual or aggregate basis for any periods presented.

Potential Payments upon Termination or Change in Control

The amount of compensation payable to each of our NEOs upon termination with cause, termination without cause, change in control or death or disability is shown in the "Potential Payments upon Termination of Employment or Change in Control Table" below. The amounts shown in that table are based on certain assumptions set forth below, as the actual amounts to be paid out can only be determined in the event of and at the time of an NEO's separation from FactSet.

We do not have employment agreements with any of our NEOs. On February 29, 2020, we adopted the FactSet Research Systems Inc. Executive Severance Plan (the “Executive Severance Plan”) with an effective date of March 1, 2020. The Executive Severance Plan covers the CEO and the other NEOs (among other executives and subject to any designation otherwise by the Compensation and Talent Committee). In connection with our adoption of the Executive Severance Plan, we also entered into an equity award letter agreement (the “Equity Award Agreement”) with each of the executives covered by the Executive Severance Plan, including all of the NEOs. We put the Executive Severance Plan and the Equity Award Agreements in place to establish the payments and benefits to be provided in connection with a participating executive’s separation from FactSet under various circumstances, subject to the executive’s ongoing compliance with applicable restrictive covenants, including non-competition, non-solicitation and confidentiality and execution of a general release of claims in favor of FactSet. For more information on the Executive Severance Plan and the Equity Award Agreements, see "Compensation Discussion and Analysis - Executive Severance Plan and Equity Award Agreements" above.

56 2020 Proxy Statement

Termination with Cause

If an NEO is terminated with cause, the NEO is not entitled to benefits under either the Executive Severance Plan or the Equity Award Agreements, and all unexercised equity awards (whether vested or unvested) are forfeited immediately.

Termination without Cause

The Executive Severance Plan provides that in the event an NEO's employment is terminated without cause (as defined in the Executive Severance Plan), other than during the two-year period following a change of control (as defined in the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated (the “Equity Plan”)), the NEO would be entitled to cash severance payments equal to (i) one times the sum of base salary and target bonus (1.5 times for the CEO) paid in substantially equal installments, (ii) a pro rata annual bonus under our annual incentive plan in respect of the year of termination based on actual performance (with individual performance goals deemed achieved at not less than target) and paid when bonuses are normally paid to other senior executives, (iii) reimbursement of the cost of continued coverage under our group health plan for 12 months (18 months for the CEO) and (iv) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by FactSet.

Each Equity Award Agreement provides that in the event an NEO's employment is terminated without cause other than during the two-year period following a change of control, the NEO's options and restricted stock units ("RSUs") granted at least one year prior to termination will each vest in the next tranche and performance share units ("PSUs") granted at least one year prior to termination will vest pro rata based on length of service before termination and actual achievement of goals for the full performance period. All awards granted less than one year before termination will be forfeited, and all other awards that do not vest will be forfeited as well.

Change in Control

The Executive Severance Plan provides that in the event an NEO's employment is terminated without cause or by the NEO for good reason (as defined in the Executive Severance Plan) within two years following a change of control, the NEO would be entitled to cash severance payments equal to (i) 1.5 times the sum of base salary and target bonus (2 times for the CEO) and a pro rata target bonus in respect of the year of termination, in each case, payable in a lump sum within 10 days following such termination, (ii) reimbursement of the cost of continued coverage under our group health plan for 18 months (24 months for the CEO) and (iii) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by FactSet.

In the event an NEO's employment is terminated without cause or by the NEO for good reason within two years following a change of control, the NEO's options and RSUs will vest in full and PSUs will vest with respect to the portion equal to the greater of (i) the pro rata portion based on length of service before termination and deemed achievement of goals at target levels and (ii) the portion of the award that vests based on actual performance through the change of control.

Death or Disability

In the event an NEO's employment is terminated due to death or disability (as defined in the Executive Severance Plan), the NEO's options and RSUs granted at least one year prior to termination will vest in full and PSUs granted at least one year prior to termination will vest assuming achievement of performance goals at target levels. All equity awards granted less than one year prior to termination will be forfeited.

Retirement

The Equity Award Agreements provide the NEOs with certain rights with respect to their outstanding equity awards if the NEOs retire (as defined in the Equity Award Agreements, which requires the NEO to be at least 60 years of age with at least 10 full years of service at FactSet). As none of the NEOs met these criteria for retirement as of August 31, 2020, none would have been entitled to the retirement rights under the Equity Award Agreements had they chosen to leave FactSet at that date, and the "Potential Payments upon Termination of Employment or Change in Control Table" therefore does not address the retirement scenario.

2020 Proxy Statement 57

In the event an NEO retires having met the retirement criteria set out in the Equity Award Agreement, the NEO's options granted at least one year prior to termination will continue to vest, RSUs granted at least one year prior to termination will continue to vest in the next tranche only, and PSUs granted at least one year prior to termination will continue to vest subject to achievement of performance goals. All outstanding awards that do not vest on retirement (including awards granted less than one year before termination) will be forfeited. In the event of a change of control after an Executive retires, any options and RSUs that are outstanding following retirement and unvested as of the date of the change of control will vest in full, and PSUs that are outstanding following retirement and unvested as of the date of the change of control will vest based on deemed achievement of performance goals at the greater of target and actual performance through the change of control. In addition, in the event of an NEO's death following retirement, any options and RSUs that are outstanding following retirement and unvested as of the date of death will vest in full and any PSUs that are outstanding as of retirement and unvested as of the date of death will remain outstanding and eligible to vest based on actual performance.

Potential Payments upon Termination of Employment or Change in Control Table

The information in the table below summarizes the compensation that would be paid under plans and contractual arrangements in effect as of August 31, 2020 to each of our NEOs in the event of termination of such executive’s employment with FactSet and/or change of control of FactSet as of that date. The amounts assume that the listed officer left FactSet effective August 31, 2020, and that the price per share of FactSet common stock on that date was $350.40. The amounts for unvested stock option awards are based upon the difference between $350.40 and the exercise price of such stock option awards held by the NEO at August 31, 2020.

Name	Potential Payment or Benefit	Termination With Cause	Termination Without Cause	Change in Control	Death or Disability

F. Philip Snow	Severance Payment	$—	$3,445,000	$4,240,000	$—
	Equity Treatment	$—	$5,926,712	$21,282,228	$18,213,170
	Health Benefits	$—	$35,090	$46,787	$—
	Outplacement Services	$—	$25,000	$25,000	$—
Helen L. Shan	Severance Payment	$—	$1,325,000	$1,762,500	$—
	Equity Treatment	$—	$522,733	$2,565,052	$1,337,340
	Health Benefits	$—	$8,625	$12,937	$—
	Outplacement Services	$—	$25,000	$25,000	$—
Goran Skoko	Severance Payment	$—	$1,150,000	$1,525,000	$—
	Equity Treatment	$—	$1,100,582	$2,999,868	$2,385,906
	Health Benefits	$—	$24,691	$24,691	$—
	Outplacement Services	$—	$25,000	$25,000	$—
Gene D. Fernandez	Severance Payment	$—	$1,225,000	$1,625,000	$—
	Equity Treatment	$—	$761,598	$2,797,259	$2,183,298
	Health Benefits	$—	$23,393	$23,393	$—
	Outplacement Services	$—	$25,000	$25,000	$—
Rachel R. Stern	Severance Payment	$—	$1,150,000	$1,525,000	$—
	Equity Treatment	$—	$875,506	$2,758,399	$2,144,438
	Health Benefits	$—	$15,353	$23,030	$—
	Outplacement Services	$—	$25,000	$25,000	$—

58 2020 Proxy Statement

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K (collectively, the "Pay Ratio Rule"), we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Snow.

For the fiscal year completed August 31, 2020, the median of the annual total compensation of all employees at FactSet (other than our CEO), was $21,746, and the annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $4,719,062. Based on this information, for fiscal 2020, a reasonable estimate, calculated in a manner consistent with the Pay Ratio Rule, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 217 to 1.

The provisions of the Pay Ratio Rule for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For purposes of the above disclosure, we are required to identify our median employee based on our global workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time). At August 31, 2020, we had employees in 24 countries, with approximately 23% of our employees located in the United States and 77% located in other jurisdictions. To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions that we used were as follows:

▪We did not have a significant change in employee population and the same median employee was used for the fiscal 2020 pay ratio calculation as was used for the 2018 and 2019 calculations, as permitted by the Pay Ratio Rule.
▪Selected August 31, 2020 as the date upon which we would identify the “median employee” as it corresponds to our fiscal year end.
▪Provided annualized compensation of all permanent employees who were new hires in fiscal 2020.
▪No cost-of-living adjustments in identifying the “median employee”.
▪Applied the local currency to U.S. dollar exchange spot rate as of August 31, 2020 to the compensation paid to non-U.S. employees to facilitate comparison of all employees in U.S. dollars.

For purposes of measuring the compensation of our employees, we selected base salary or wages plus overtime pay, plus annual cash incentive bonuses, plus allowances, plus equity grants, as the most appropriate measures of compensation. Using this methodology, we determined that our “median employee” was a full-time, salaried employee located in our Hyderabad, India office, where 37% of our employees are based, or 3,853 of our 10,484 employees worldwide at August 31, 2020.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $21,746. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the fiscal 2020 Summary Compensation Table included in this Proxy Statement.

2020 Proxy Statement 59

Proposal 3: Advisory Vote on Executive Compensation

As required by Section 14A of the Securities and Exchange Act of 1934, we seek an advisory, non-binding stockholder vote with respect to compensation awarded to our NEOs. We provide this vote on an annual basis.

As previously discussed in the CD&A, we design our compensation programs to maintain a performance and achievement-oriented environment throughout FactSet. Our executive compensation program is overseen by our Compensation and Talent Committee to encourage decisions and behaviors that align with the long-term interests of our stockholders. The Compensation and Talent Committee has designed the executive compensation policies for our NEOs to meet the following goals and principles:
•Ensure executive compensation is aligned with our corporate strategies and business objectives.
•Balance an executive officer’s compensation between short-term and long-term performance objectives that enhance stockholder value by linking rewards to measurable corporate and individual performance.
•Maintain executive compensation at levels commensurate with relative contributions of other members of senior management.
•Reflect qualitative factors beyond the quantitative financial guidelines as key considerations in the determination of individual executive compensation payments.
•Attract and retain talented personnel by considering compensation offered for similar positions by other companies in the technology and financial information industries.

Required Vote

We ask our stockholders to indicate their support for the compensation awarded to our NEOs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related notes and narrative.”

The say-on-pay vote is advisory, and therefore not binding on FactSet, the Compensation and Talent Committee, or the Board. Our Board and its Compensation and Talent Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

FactSet’s Board Recommends that you vote “FOR” the approval, on an advisory basis, of the Fiscal 2020 Compensation of the Named Executive Officers as disclosed in this Proxy Statement.

60 2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information known to us with respect to beneficial ownership of our common stock for (i) each director and nominee, (ii) each holder of more than 5% of our common stock, (iii) our Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers (other than the Principal Executive Officer and Principal Financial Officer) named in the table entitled “Summary Compensation Table” and (iv) all our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the tables and pursuant to applicable community property laws, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of our common stock beneficially owned. The number of shares beneficially owned by each person or group as of a certain date includes shares of our common stock that such person or group had the right to acquire on or within 60 days after such date, including upon the exercise of stock options and the vesting of equity-based awards.

For each beneficial owner and individual included in the tables below, percentage ownership of common stock is calculated by dividing the number of shares beneficially owned by the 37,991,892 shares of FactSet common stock outstanding as of October 22, 2020. Any securities that were not outstanding but subject to stock options exercisable or the vesting of equity-based awards within 60 days after the date of a table were deemed to be outstanding in determining the percentage owned by such person, but were not deemed to be outstanding in determining the percentage owned by any other person.

Beneficial Owners

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of October 22, 2020, the only persons or entities known by us to be a beneficial owner of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Shares of FactSet Common Stock	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,503,206(1)	11.9%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	3,907,797(2)	10.3%
BAMCO, Inc. 767 Fifth Avenue 49th Floor New York, NY 10153	2,845,827(3)	7.5%
Loomis, Sayles & Company, L.P. One Financial Center Boston, MA 02111	2,827,513(4)	7.4%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	1,942,407(5)	5.1%

(1)The information regarding BlackRock Fund Advisors is based solely on a Schedule 13G/A filed by BlackRock Fund Advisors with the SEC on February 4, 2020 (the “BlackRock 13G/A”). According to the BlackRock 13G/A, the figure includes sole voting power with respect to 4,125,497 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 4,503,206 shares, and shared dispositive power with respect to 0 shares.
(2)The information regarding The Vanguard Group, Inc. is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 12, 2020 (the “Vanguard Group 13G/A”). According to the Vanguard Group 13G/A, the figure includes sole voting power with respect to 30,427 shares, shared voting power with respect to 8,628 shares, sole dispositive power with respect to 3,873,115 shares, and shared dispositive power with respect to 34,682 shares.
(3)The information regarding BAMCO, Inc. is based solely on a Schedule 13G filed by BAMCO, Inc. with the SEC on February 13, 2020 (the “BAMCO 13G”). According to the BAMCO 13G, the figure includes sole voting power with respect to 0 shares, shared voting power with respect to 2,718,827 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 2,845,827 shares.

2020 Proxy Statement 61

(4)The information regarding Loomis, Sayles & Company, L.P. is based solely on a Schedule 13G/A filed by Loomis, Sayles & Company, L.P. with the SEC on February 14, 2020 (the “Loomis 13G/A”). According to the Loomis 13G/A, the figure includes sole voting power with respect to 2,284,787 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,827,513 shares, and shared dispositive power with respect to 0 shares.
(5)The information regarding Wells Fargo & Company is based solely on a Schedule 13G filed by Wells Fargo & Company with the SEC on February 4, 2020 (the “Wells Fargo 13G”). According to the Wells Fargo 13G, the figure includes sole voting power with respect to 20,655 shares, shared voting power with respect to 1,891,338 shares, sole dispositive power with respect to 20,655 shares, and shared dispositive power with respect to 1,921,753 shares.

Directors and NEOs

The table below sets forth, as of October 1, 2020, information regarding the beneficial ownership of our common stock by (1) each of our directors and NEOs and (2) by all of our directors and executive officers as a group (16 persons, of whom 2 are not NEOs and not individually named in the table below). Percentage of share ownership amounts are based on 37,991,892 shares of our common stock outstanding as of October 22, 2020.

Name(1)	Number of Shares Beneficially Owned as of October 1, 2020(2)(3)	Common Stock

NAMED EXECUTIVE OFFICERS
F. Philip Snow(4)	138,978	**
Helen L. Shan(5)	7,721	**
Goran Skoko(6)	26,668	**
Gene D. Fernandez(7)	9,961	**
Rachel R. Stern(8)	20,304	**

DIRECTORS
Robin A. Abrams(9)	14,864	**
Scott A. Billeadeau(10)	4,711	**
Siew Kai Choy	—	**
Malcolm Frank(11)	4,208	**
Sheila B. Jordan	—	**
James J. McGonigle(12)	11,107	**
Lee Shavel	—	**
Laurie Siegel(13)	3,186	**
Joseph R. Zimmel(14)	14,025	**

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (16 PERSONS)(15)	279,693	**
** Percentage of FactSet common stock is less than 1%.
(1)The address for each of these beneficial owners is FactSet Research Systems Inc., 45 Glover Avenue, Norwalk, CT 06850.
(2)Beneficial ownership includes shares that can be acquired upon the exercise of stock options or the vesting of restricted stock or performance share unit awards within 60 days of October 1, 2020.
(3)To the Company’s knowledge, each executive officer and director, as of October 22, 2020, had sole voting and sole investment power with respect to his or her shares of common stock.
(4)Includes 135,077 shares of FactSet common stock issuable upon the exercise of stock options. Mr. Snow is also a director of the Company.
(5)Includes 7,271 shares of FactSet common stock issuable upon the exercise of stock options.
(6)Includes 23,283 shares of FactSet common stock issuable upon the exercise of stock options.
(7)Includes 9,961 shares of FactSet common stock issuable upon the exercise of stock options.
(8)Includes 20,304 shares of FactSet common stock issuable upon the exercise of stock options.
(9)Includes 11,342 shares of FactSet common stock issuable upon the exercise of stock options.
(10)Includes 4,086 shares of FactSet common stock issuable upon the exercise of stock options.
(11)Includes 4,208 shares of FactSet common stock issuable upon the exercise of stock options.
62 2020 Proxy Statement

(12)Includes 6,631 shares of FactSet common stock issuable upon the exercise of stock options. Does not include 7,767 shares of FactSet common stock held by Mr. McGonigle's spouse, for which he expressly disclaims beneficial ownership.
(13)Includes 3,086 shares of FactSet common stock issuable upon the exercise of stock options.
(14)Includes 11,342 shares of FactSet common stock issuable upon the exercise of stock options.
(15)Includes 258,290 shares of FactSet common stock issuable upon the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) forms that they file. Based solely upon a review of SEC Forms 3, 4 and 5 furnished to us and written representations from our executive officers and directors, we believe that all of those persons complied with all Section 16(a) filing requirements during fiscal 2020 with respect to transactions in our common stock.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes as of August 31, 2020, the number of outstanding equity awards granted to employees and non-employee directors, as well as the number of equity awards remaining available for future issuance, under our equity compensation plans:

(In thousands, except per share data)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,400(1)	$189.32(2)	6,053(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,400(1)	$189.32(2)	6,053(3)
(1)Includes 2,254 shares issuable upon exercise of outstanding stock options, 109 shares issuable upon vesting of outstanding awards of restricted stock and 37 shares issuable upon the conversion of outstanding performance share units.
(2)Calculated without taking into account shares of FactSet common stock subject to outstanding restricted stock units and performance share units that will become issuable as they vest, without any cash consideration or other payment required for such shares.
(3)Includes 5,625,791 shares available for future issuance under the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated, 249,886 shares available for future issuance under the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated, and 177,804 shares available for purchase under the FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan, as Amended and Restated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related party transactions. Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC, NYSE and NASDAQ rules. For purposes of this section, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K. Under these rules, a related person is a director, executive officer, nominee for director, or more than 5% stockholder of FactSet since the beginning of the last fiscal year, and their immediate family members. We monitor any transaction or series of transactions in which we are a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. The Audit Committee would determine whether the related person has a material interest in a transaction and would approve, ratify, rescind, or take other action with respect to the transaction in its discretion. In accordance with listing requirements, we do not have relationships with any non-employee directors in which the director is compensated in excess of $120,000, excluding fees for board service.

2020 Proxy Statement 63

In fiscal 2020, there were no related-person transactions under the relevant standards. In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Business Conduct and Ethics. Under the Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Our Corporate Governance Guidelines require a director promptly to disclose to the Board any potential or actual conflict of interest involving that director. Under the Corporate Governance Guidelines, the Board will determine an appropriate resolution on a case-by-case basis. All directors must excuse themselves from any discussion or decision affecting their personal, business or professional interests. All related party transactions will be disclosed in our applicable filings with the SEC as required under applicable rules.

OTHER MATTERS

Stockholder Proposals and Stockholder Nomination of Directors

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed by Factset in connection with our 2021 Annual Meeting of Stockholders must submit their proposals as provided in the By-laws to FactSet's Secretary, Rachel R. Stern, at our principal executive offices so they are received no earlier than August 19, 2021, and no later than September 18, 2021 (or such other dates as determined in accordance with our By-laws as applicable). Any such proposals must also comply with applicable SEC rules to be included in proxy materials distributed by FactSet. Stockholders who intend to nominate persons for election to the Board at the 2021 Annual Meeting of Stockholders must submit nominations as provided in our By-laws to FactSet’s Secretary within the same time periods as noted previously in this paragraph. Stockholders may also submit names of persons for consideration by the Nominating and Corporate Governance Committee for a directorship as discussed under the “Director Nominations” section appearing earlier in this Proxy Statement.

Delivery of Documents to Stockholders Sharing an Address

If you are a beneficial owner, but not the record holder, of shares, your broker, bank or other nominee may deliver only one copy of our Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to our Investor Relations Department at 1-203-810-1000 or by submitting a written request to Rachel R. Stern, Secretary, at 45 Glover Avenue, Norwalk, CT 06850. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and Annual Reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Business

The Board does not intend to bring any other business before the Meeting and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Rachel R. Stern
Executive Vice President, Chief Legal Officer, Global Head of Strategic Resources and Secretary
Norwalk, Connecticut
October 30, 2020

64 2020 Proxy Statement

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

During The Meeting - Go to **www.virtualshareholdermeeting.com/FDS2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D23752-P43706 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FACTSET RESEARCH SYSTEMS INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FIVE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

	For	Against	Abstain
1a. Robin A. Abrams	☐	☐	☐
1b. Laurie Siegel	☐	☐	☐
1c. Malcolm Frank	☐	☐	☐

	For	Against	Abstain
1d. Siew Kai Choy	☐	☐	☐
1e. Lee Shavel	☐	☐	☐

NOTE: Please sign as your name appears here. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D23753-P43706

Proxy — FACTSET RESEARCH SYSTEMS INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 17, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FACTSET RESEARCH SYSTEMS INC.

You hereby appoint Rachel R. Stern with full power of substitution, as your attorney and proxy to vote the shares of Common Stock of FactSet Research Systems Inc., which you are entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/FDS2020, on December 17, 2020, at 3:00 p.m. Eastern Time and at any adjournments and postponements of the Annual Meeting, with all the power you would possess if personally present, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner you direct in this proxy. If you make no direction, this proxy will be voted FOR the election of the five nominees listed in proposal 1 and FOR proposals 2 and 3. You authorize the proxy holder, in its discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

(Continued and to be marked, dated and signed, on the other side)